                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Filed by the registrant  [X]
  Filed by a party other than the registrant  [_]

  Check the appropriate box:
  [_] Preliminary proxy statement [_] Confidential, for Use of the Commission
                                      Only (as permitted by Rule 14a-6(e)(2))
  [X] Definitive proxy statement
  [_] Definitive additional materials
  [_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              PUBLIC STORAGE, INC.
                              -------------------
                (Name of Registrant as Specified in Its Charter)

                 _____________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

 [_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

 [_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
     6(i)(3).

 [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         --------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         --------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

         --------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         --------------------------------------------------
     (5) Total fee paid:

         --------------------------------------------------
 [X] Fee paid previously with preliminary materials.

 [_] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

         --------------------------------------------------
     (2) Form, schedule or registration statement no.:

         --------------------------------------------------
     (3) Filing party:

         --------------------------------------------------
     (4) Date filed:

         --------------------------------------------------
- --------------------

*Set forth the amount on which the filing fee is calculated and state how it was determined.

                              PUBLIC STORAGE, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                OCTOBER 7, 1996


          The Annual Meeting of Shareholders of Public Storage, Inc., a California corporation (the Company"), will be held at the Red Lion Hotel, 100 West Glenoaks Boulevard, Glendale, California, on October 7, 1996, at the hour of 1:30 p.m., for the following purposes:

            1.  To elect directors for the ensuing year.

            2. To consider and vote upon an amendment to the Company's Articles of Incorporation to authorize 200,000,000 shares of Equity Stock.

            3. To approve the adoption of the Company's 1996 Stock Option and Incentive Plan.

            4. To consider and act upon such other matters as may properly come before the meeting or any adjournment of the meeting.

          The Board of Directors has determined that only holders of record of Common Stock and the holder of record of Convertible Preferred Stock, Series CC at the close of business on August 26, 1996 will be entitled to receive notice of, and to vote at, the meeting or any adjournment of the meeting.

          Please mark your vote on the enclosed Proxy, then date, sign and promptly mail the Proxy in the stamped return envelope included with these materials.

          You are cordially invited to attend the meeting in person. If you do attend and you have already signed and returned the Proxy, the powers of the proxy holders named in the Proxy will be suspended if you desire to vote in person. Therefore, whether or not you presently intend to attend the meeting in person, you are urged to mark your vote on the Proxy, date, sign and return it.

                              By Order of the Board of Directors



                                  SARAH HASS, Secretary

Glendale, California
August 30, 1996

                              PUBLIC STORAGE, INC.

                         701 Western Avenue, Suite 200
                        Glendale, California 91201-2397

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                October 7, 1996

                                    GENERAL

          This Proxy Statement (first mailed to shareholders on or about September 6, 1996) is furnished in connection with the solicitation by the Board of Directors of Public Storage, Inc. (the "Company") of proxies, including the enclosed Proxy, for use at the Company's Annual Meeting of Shareholders to be held at the Red Lion Hotel, 100 West Glenoaks Boulevard, Glendale, California at 1:30 p.m. on October 7, 1996 or at any adjournment of the meeting. The purposes of the meeting are (1) to elect six directors of the Company, (2) to consider and vote upon an amendment to the Company's Articles of Incorporation to authorize 200,000,000 shares of Equity Stock, (3) to approve the adoption of the Company's 1996 Stock Option and Incentive Plan and (4) to consider such other business as may properly be brought before the meeting or any adjournment of the meeting.

          Shares of Common Stock and Convertible Preferred Stock, Series CC (the "Series CC Preferred Stock") represented by the respective Proxy in the accompanying form, if the Proxy is properly executed and is received by the Company before the voting, will be voted in the manner specified on the Proxy. If no specification is made, the shares will be voted FOR the election as directors of the nominees named hereinafter and FOR approval of proposals (2) and (3). The persons designated as proxies reserve full discretion to cast votes for other persons if any of the nominees become unavailable to serve. A Proxy is revocable by delivering a subsequently signed and dated Proxy or other written notice to the Secretary of the Company at any time before its exercise. A Proxy may also be revoked if the person executing the Proxy is present at the meeting and chooses to vote in person.

          Since November 1995, the Company has been self-administered and self-managed through a merger (the "PSMI Merger") with Public Storage Management, Inc. ("PSMI"). See "Compensation Committee Interlocks and Insider Participation
- -- Certain Relationships and Related Transactions -- PSMI Merger."

                               QUORUM AND VOTING

          The presence at the meeting in person or by proxy of the holders of
(i) a majority of the outstanding shares of the Common Stock and (ii) a majority of the outstanding shares of the Common Stock and Series CC Preferred Stock, counted together as a single class, is necessary to constitute a quorum for the transaction of business.

          Only holders of record of Common Stock and Series CC Preferred Stock at the close of business on August 26, 1996 (the "Record Date") will be entitled to vote at the meeting, or at any adjournment of the meeting. On the Record Date, the Company had 77,022,636 shares of Common Stock and 58,955 shares of Series CC Preferred Stock issued and outstanding.

          With respect to the election of directors, each holder of Common Stock and Series CC Preferred Stock on the Record Date is entitled to cast as many votes as there are directors to be elected multiplied by the number of shares registered in his name on the Record Date. The holder may cumulate his votes for directors by casting all of his votes for one candidate or by distributing his votes among as many candidates as he chooses. The six candidates who receive the most votes will be elected directors of the Company. In voting upon proposals (2) and (3) and any other proposal that might properly come before the meeting, each holder of Common Stock and Series CC Preferred Stock is entitled to one vote for each share registered in his name. The number of votes required to approve proposals (2) and (3) is set forth in the description of those proposals in this Proxy Statement.

                             ELECTION OF DIRECTORS

          Six directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting of Shareholders, to hold office until the next annual meeting and until their successors are elected and qualified. When the accompanying Proxy is properly executed and returned to the Company before the voting, the persons named in the Proxy will vote the shares represented by the Proxy as indicated on the Proxy. If any nominee below becomes unavailable for any reason or if any vacancy on the Company's Board of Directors occurs before the election, the shares represented by any Proxy voting for that nominee will be voted for the person, if any, designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. However, the Board of Directors has no reason to believe that any nominee will be unavailable or that any vacancy on the Board of Directors will occur. The following persons are nominees for director:

                Name                   Age      Director Since
                ----                   ---      --------------

                B. Wayne Hughes         62            1980
                Harvey Lenkin           60            1991
                Robert J. Abernethy     56            1980
                Dann V. Angeloff        60            1980
                William C. Baker        63            1991
                Uri P. Harkham          48            1993

          B. Wayne Hughes has been a director of the Company since its organization in 1980 and was President and Co-Chief Executive Officer from 1980 until November 1991 when he became Chairman of Board and sole Chief Executive Officer. Mr. Hughes was an officer and director of affiliates of PSMI and a director of PSMI until November 1995. Mr. Hughes has been Chairman of the Board and Chief Executive Officer since 1990 of Public Storage Properties X, Inc. ("Properties 10"), Public Storage Properties XI, Inc., Public Storage Properties XII, Inc. ("Properties 12"), Public Storage Properties XIV, Inc., Public Storage Properties XV, Inc., Public Storage Properties XVI, Inc. Public Storage Properties XVII, Inc., Public Storage Properties XVIII, Inc., Public Storage Properties XIX, Inc., Public Storage Properties XX, Inc., Partners Preferred Yield, Inc. ("PPY"), Partners Preferred Yield II, Inc. ("PPY2") and Partners Preferred Yield III, Inc. ("PPY3") (collectively, the "Public Storage REITs"), real estate investment trusts ("REITs") that were organized by affiliates of PSMI and whose mini-warehouse properties are operated by the Company. From 1989-90 until the respective dates of merger, he was Chairman of the Board and Chief Executive Officer of Public Storage Properties VI, Inc. ("Properties 6"), Public Storage Properties VII, Inc. ("Properties 7"), Public Storage Properties VIII, Inc., Public Storage Properties IX, Inc. ("Properties 9"), PS Business Parks, Inc. ("PSBP") and Storage Properties, Inc. ("SPI") (collectively, the "Merged Public Storage REITs"), affiliated REITs that were merged into the Company between September 1994 and June 1996. He has been active in the real estate investment field for over 25 years.

          Harvey Lenkin became President and a director of the Company in November 1991. Mr. Lenkin was an officer and director of PSMI and its affiliates until November 1995. He has been President of the Public Storage REITs since 1990. He was President of the Merged Public Storage

REITs from 1989-90 until the respective dates of merger and was also a director of SPI from 1989 until June 1996.

          Robert J. Abernethy, Chairman of the Audit Committee, has been President of American Standard Development Company and of Self-Storage Management Company, which develop and operate mini-warehouses, since 1976 and 1977, respectively. Mr. Abernethy has been a director of the Company since its organization. He is a member of the board of directors of Johns Hopkins University and of the Los Angeles County Metropolitan Transportation Authority and a former member of the board of directors of the Metropolitan Water District of Southern California.

          Dann V. Angeloff has been President of the Angeloff Company, a corporate financial advisory firm, since 1976. The Angeloff Company has rendered, and is expected to continue to render, financial advisory and securities brokerage services for the Company. Mr. Angeloff is the general partner of a limited partnership that owns a mini-warehouse operated by the Company and which secures a note owned by the Company. Mr. Angeloff has been a director of the Company since its organization. He is a director of Bonded Motors, Inc., Compensation Resource Group, Datametrics Corporation, Nicholas/Applegate Growth Equity Fund, Nicholas/Applegate Investment Trust, ReadyPac Produce, Inc., Royce Medical Company and Seda Specialty Packaging Corp. He was a director of SPI from 1989 until June 1996.

          William C. Baker, a member of the Audit Committee, became a director of the Company in November 1991. Since April 1996, Mr. Baker has been Chairman of the Board of Santa Anita Realty Enterprises, Inc., a REIT that owns the Santa Anita Racetrack and other real estate assets. In August 1996, he became Chairman of the Board and Chief Executive Officer of Santa Anita Operating Company, which operates the Santa Anita Racetrack through its subsidiary the Los Angeles Turf Club, Incorporated. From April 1993 through May 1995, Mr. Baker was President of Red Robin International, Inc., an operator and franchisor of casual dining restaurants in the United States and Canada. Since January 1992, he has been Chairman and Chief Executive Officer of Carolina Restaurant Enterprises, Inc., a franchisee of Red Robin International, Inc. From 1976 to 1988, he was a principal shareholder and Chairman and Chief Executive Officer of Del Taco, Inc., an operator and franchisor of fast food restaurants in California. Mr. Baker is a director of Callaway Golf Company.

          Uri P. Harkham became a director of the Company in March 1993. Mr. Harkham has been the President and Chief Executive Officer of the Jonathan Martin Fashion Group, which specializes in designing, manufacturing and marketing women's clothing, since its organization in 1976. Since 1978, Mr. Harkham has been the Chairman of the Board of Harkham Properties, a real estate firm specializing in buying and managing fashion warehouses in Los Angeles and Australia.

Directors and Committee Meetings

          The Board of Directors held 12 meetings and the Audit Committee held four meetings during 1995. Each of the directors attended at least 75% of the meetings held by the Board of Directors or, if a member of a committee of the Board of Directors, held by both the Board of Directors and all committees of the Board of Directors on which he served (during the periods that he served), during 1995. The primary functions of the Audit Committee are to meet with the Company's outside auditors, to conduct a pre-audit review of the audit engagement, to conduct a post-audit review of the results of the audit, to monitor the adequacy of internal financial controls of the Company, to review the independence of the outside auditors, to make recommendations to the Board of Directors regarding the appointment and retention of auditors and to administer the Company's 1994 Stock Option Plan and the Non-Director Stock Option Sub-Plan of the Company's 1990 Stock Option Plan. The Company does not have a compensation or a nominating committee. The Company has a 1990 Stock Option Plan, consisting of the Non-Director Stock Option Sub-Plan and the Outside Director Stock Option Sub-Plan. The Non-Director Stock Option Sub-Plan is administered by the Audit Committee, and the Outside Director Stock Option Sub-Plan is administered separately by B. Wayne Hughes and Harvey Lenkin. The Company also has a 1994 Stock Option Plan, which is also administered by the Audit Committee. If the Company's shareholders approve the 1996 Stock Option and Incentive Plan hereby submitted for approval, the Audit Committee will also administer the 1996 Stock Option and Incentive Plan.

Security Ownership of Certain Beneficial Owners

     The following table sets forth information as of the dates indicated with respect to persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock.:

                                          Shares of Common Stock
                                          Beneficially Owned
                                          -------------------------
                                            Number        Percent
                                           of Shares      of Class
Name and Address                          -----------    ----------
- ----------------

B. Wayne Hughes, B. Wayne Hughes, Jr.,     37,193,209       48.3%
Parker Hughes Trust No. 2, Tamara L.
Hughes, PS Orangeco, Inc., a
California corporation ("PSOI")
701 Western Avenue, 2nd Floor,
Glendale, California  91201-2397,
PS Insurance Company, Ltd., a
Bermuda corporation ("PSIC")
41 Cedar Avenue
Hamilton, Bermuda (1)

FMR Corp.                                   5,468,355        7.1%
82 Devonshire Street
Boston, Massachusetts 02109 (2)
- ----------------

(1) This information is as of July 31, 1996. The reporting persons listed above (the "Reporting Persons") have filed a joint Schedule 13D, amended as of March 26, 1996. The number of shares of Common Stock beneficially owned by the Reporting Persons at July 31, 1996 includes 6,522 shares which can be acquired upon conversion of 3,875 shares of 8.25% Convertible Preferred Stock which are beneficially owned by the Report Persons. The common stock of PSOI (representing approximately 5% of the equity) is owned one-third each by B. Wayne Hughes, Tamara L. Hughes (an adult daughter of B. Wayne Hughes) and B. Wayne Hughes, Jr. (an adult son of B. Wayne Hughes), and the non-voting preferred stock of PSOI (representing approximately 95% of the equity) is owned by the Company. The stock of PSIC is owned approximately 45% by B. Wayne Hughes, 47% by Tamara L. Hughes and 8% by B. Wayne Hughes, Jr. Tamara L. Hughes is the trustee of Parker Hughes Trust No. 2, an irrevocable trust for the benefit of a minor son of B. Wayne Hughes. Each of the Reporting Persons disclaims the existence of a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"). B. Wayne Hughes, Tamara L. Hughes and B. Wayne Hughes, Jr. (collectively, the "Hughes Family") share voting and dispositive power with respect to the 30,777 shares owned by PSOI, and B. Wayne Hughes and Tamara L. Hughes share voting and dispositive power with respect to the 301,032 shares owned by PSIC. B. Wayne Hughes disclaims beneficial ownership of the shares owned by B. Wayne Hughes, Jr., Parker Hughes Trust No. 2 and Tamara L. Hughes (an aggregate of 17,553,959 shares (exclusive of the shares owned by PSOI and PSIC) or approximately 22.8% of the shares of Common Stock outstanding (or deemed to be outstanding) as of July 31,
     1996). Each of the other Reporting Persons disclaims beneficial ownership of the shares owned by any other Reporting Person.

     The above table does not include 7,000,000 shares of the Company's Class B Common Stock which are owned by Tamara L. Hughes and B. Wayne Hughes, Jr. The Class B Common Stock is convertible into Common Stock on a share-for-share basis upon satisfaction of certain conditions, but in no event earlier than January 1, 2003.

(2) This information is as of December 31, 1995 and is based on a Schedule 13G filed by FMR Corp. (except that the percent shown in the table is based on the shares of Common Stock outstanding at July 31, 1996). As of December 31, 1995, FMR Corp. beneficially owned 5,468,355 shares of Common Stock. This number includes 5,136,100 shares beneficially owned by Fidelity Management & Research Company, as a result of its serving as investment adviser to several investment companies registered under Section 8 of the Investment Company Act of 1940, and 332,255 shares beneficially owned by Fidelity Management Trust Company, as a result of its serving as investment manager of various institutional accounts. FMR Corp. has sole voting power with respect to 332,255 shares and sole dispositive power with respect to 5,468,355 shares.

Security Ownership of Management

     The following table sets forth information as of July 31, 1996 concerning the beneficial ownership of Common Stock of each director of the Company (including B. Wayne Hughes, the only executive officer whose compensation is disclosed below under the caption "Compensation") and of all directors and executive officers as a group:

                                      Shares of Common Stock:
                                         Beneficially Owned(1)
                                         Shares Subject to Options (2)
                                         Shares Issuable Upon Conversion
                                         of Convertible Preferred Stock (3)
                                      --------------------------------------
                                      Number
                                      of Shares                      Percent
                                      --------------------------------------
B. Wayne Hughes                                19,639,250 (1)(4)        25.5%

Harvey Lenkin                                     584,080 (1)(5)         0.8%
                                                   15,000 (2)              *
                                                    4,040 (3)              *
                                                  -------                ---
                                                  603,120                0.8%

Robert J. Abernethy                                70,591 (1)              *
                                                   16,666 (2)              *
                                                  -------                ---
                                                   87,257                0.1%

Dann V. Angeloff                                   79,219 (1)(6)         0.1%
                                                    1,666 (2)              *
                                                  -------                ---
                                                   80,885                0.1%

William C. Baker                                   10,000 (1)              *
                                                   21,666 (2)              *
                                                  -------                ---
                                                   31,666                  *

Uri P. Harkham                                    497,229 (1)(7)         0.6%
                                                    1,666 (2)              *
                                                  -------                ---
                                                  498,895                0.6%

All Directors and Executive                    21,234,971 (1)(4)(5)(6)  27.6%
 Officers as a Group (14 persons)                         (7)(8)
                                                  247,660 (2)            0.3%
                                                   16,664 (3)              *
                                                ---------                ---
                                               21,499,295               27.8%
- --------------------

*   Less than 0.1%.

(1) Shares of Common Stock beneficially owned as of July 31, 1996. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2) Represents vested portion as of July 31, 1996, and portion of which will be vested within 60 days of July 31, 1996, of shares of Common Stock subject to options granted to the named individuals or the group pursuant to the Company's 1990 Stock Option Plan and 1994 Stock Option Plan.

(3) Represents shares of Common Stock which can be acquired upon conversion of the shares of 8.25% Convertible Preferred Stock which are beneficially owned as of July 31, 1996 by the named individuals or the group.

(4) Includes 19,270,295 shares held of record by the B. W. Hughes Living Trust as to which Mr. Hughes has voting and investment power, 1,428 and 1,423 shares, respectively, held by custodians of IRAs for Mr. Hughes and Mrs. Kathleen Hughes as to which each has investment power, 4,826 shares held by Mrs. Hughes as to which she has investment power and 29,469 shares held by Mrs. Hughes as custodian FBO Parker Hughes Trust dated 3/7/91. Also includes 30,777 shares held of record by PSOI as to which Mr. Hughes, Tamara L. Hughes and B. Wayne Hughes, Jr. share voting and dispositive power and 301,032 shares held of record by PSIC as to which Mr. Hughes and Tamara L. Hughes share voting and dispositive power.

(5) Includes 1,172 and 734 shares, respectively, held by custodians of IRAs for Mr. Lenkin and Mrs. Lenkin as to which each has investment power, 300 shares held by Mrs. Lenkin, 500 shares and 150 shares, respectively, held by Mrs. Lenkin as custodian for two sons and 100 shares held by a custodian of an IRA for a son. Also includes 540,000 shares held of record by the Public Storage, Inc. Profit Sharing Plan and Trust (the "PSI Plan") as to which Mr. Lenkin, as a member of the PSI Plan's Advisory Committee, shares the power to direct voting and disposition and as to which Mr. Lenkin expressly disclaims beneficial ownership.

(6) Includes 5,034 shares held by a custodian of an IRA for Mr. Angeloff, 2,185 shares held by Mr. Angeloff as trustee of Angeloff Children's Trust and 70,000 shares held by Mr. Angeloff as trustee of Angeloff Family Trust.

(7) Includes 76,400 shares held by Mr. Harkham as trustee of Jonathan Martin Profit Sharing Plan, 371,179 shares held by Harkham Industries, Inc. (dba Jonathan Martin, Inc.), a corporation wholly owned by Mr. Harkham, 10,163 shares held by Mr. Harkham as trustee of Uri Harkham Trust, 13,172 shares held by Jonathan Martin, Inc. Employee Profit Sharing Plan, 650 and 690 shares, respectively, held by custodians of IRAs for Mr. Harkham and Mrs. Harkham as to which each has investment power, and 1,950, 1,975, 2,050, 1,950 and 2,050 shares, respectively, held by Mr. Harkham as custodian for five of his children.

(8) Includes shares held of record or beneficially by members of the immediate family of executive officers of the Company and shares held by custodians of IRAs for the benefit of executive officers of the Company.

     The following tables set forth information as of July 31, 1996 concerning the remaining security ownership of each director of the Company (including B. Wayne Hughes, the only executive officer whose compensation is disclosed below under the caption "Compensation") and of all directors and executive officers of the Company as a group:


                                                            Shares of 10%
                                 Shares of 8.25%             Cumulative
                                   Convertible            Preferred Stock,
                                 Preferred Stock              Series A
                             Beneficially Owned (1)    Beneficially Owned (1)
                             -----------------------   -----------------------
                             Number                    Number
                             of Shares       Percent   of Shares       Percent
                             -----------------------   -----------------------
B. Wayne Hughes                 --               --         --             --
Harvey Lenkin                2,400 (1)(2)        0.1%       --             --
Robert J. Abernethy             --               --         --             --
Dann V. Angeloff                --               --         --             --
William C. Baker                --               --         --             --
Uri P. Harkham                  --               --         --             --
All Directors and            9,900 (1)(2)(3)     0.4%    2,660 (1)(3)      0.1%
Executive Officers
  as a Group (14 persons)

                                                       Shares of Adjustable
                             Shares of 9.20%           Rate
                             Convertible               Cumulative Preferred
                             Preferred Stock,          Stock,
                             Series B Beneficially     Series C Beneficially
                             Owned (1)                 Owned (1)
                             -----------------------   -----------------------
                             Number                    Number
                             of Shares       Percent   of Shares       Percent
                             -----------------------   -----------------------
B. Wayne Hughes                  --              --        --              --
Harvey Lenkin                    --              --    29,300 (1)(4)      2.4%
Robert J. Abernethy              --              --        --              --
Dann V. Angeloff                 --              --        --              --
William C. Baker                 --              --        --              --
Uri P. Harkham                   --              --        --              --
All Directors and             4,000 (1)(3)      0.2%   29,900 (1)(3)(4)   2.5%
Executive Officers
  as a Group (14 persons)
- -----------------


(1) Shares of 8.25% Convertible Preferred Stock, 10% Cumulative Preferred Stock, Series A, 9.20% Cumulative Preferred Stock, Series B, or Adjustable Rate Cumulative Preferred Stock, Series C, as applicable, beneficially owned as of July 31, 1996. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2) Includes 100 shares held by Mrs. Lenkin and 300 shares held by Mrs. Lenkin as custodian for a son.

(3) Includes shares held of record or beneficially by members of the immediate family of executive officers of the Company and shares held by custodians of IRAs for the benefit of executive officers of the Company.

(4) Shares held of record by the PSI Plan as to which Mr. Lenkin, as a member of the PSI Plan's Advisory Committee, shares the power to direct voting and disposition and as to which Mr. Lenkin expressly disclaims beneficial ownership.

     As of July 31, 1996, the directors and executive officers of the Company did not own any shares of the Company's 9.50% Cumulative Preferred Stock, Series D, 10% Cumulative Preferred Stock, Series E, 9.75% Cumulative Preferred Stock, Series F, Depositary Shares, each representing 1/1,000 of a Share of 8-7/8% Cumulative Preferred Stock, Series G, Depositary Shares, each representing 1/1,000 of a Share of 8.45% Cumulative Preferred Stock, Series H, Convertible Preferred Stock, Series CC or Class B Common Stock (the Class B Common Stock is owned by Tamara L. Hughes and B. Wayne Hughes, Jr.).

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of any registered class of the Company's equity securities ("10% owners"), to file with the Securities and Exchange Commission ("SEC") initial reports (on Form 3) of ownership of the Company's equity securities and to file subsequent reports (on Form 4 or Form 5) when there are changes in such ownership. The due dates of such reports are established by statute and the rules of the SEC. Based on a review of the reports submitted to the Company, the Company believes that, with respect to the fiscal year ended December 31, 1995, (i) Uri P. Harkham, a director of the Company, filed one report on Form 5 which disclosed (in addition to a transaction that was timely reported) one transaction that was not timely reported, (ii) Dann V. Angeloff, a director of the Company, filed one report on Form 5 which disclosed (in addition to a transaction that was timely reported) one transaction that was not timely reported and (iii) B. Wayne Hughes, Jr., a member of a group (within the meaning of Section 13(d)(3) of the Exchange Act, although the existence of such a group is disclaimed) that is a 10% owner, filed one report on Form 4 which disclosed (in addition to transactions that were timely reported) one transaction that was not timely reported.

                                  COMPENSATION

   Prior to November 16, 1995, the effective date of the PSMI Merger (the "Effective Date"), the Company did not pay cash compensation to its executive officers (other than the directors' fees and expenses paid to Harvey Lenkin--see "Compensation of Directors" below).

   Prior to the Effective Date, the Company had an advisory contract with Public Storage Advisers, Inc. (the "Adviser") pursuant to which the Company paid advisory fees to the Adviser, and the Company had management agreements with PSMI and Public Storage Commercial Properties Group, Inc. ("PSCP") pursuant to which the Company paid fees to PSMI and PSCP. The Adviser, PSMI and (prior to the Effective Date) PSCP were controlled by the Hughes Family. See "Advisory Contract" and "Management Agreement" under "Compensation Committee Interlocks and Insider Participation -- Certain Relationships and Related Transactions" below.

   On the Effective Date, the Advisory Contract and the Management Agreement were extinguished, and the Company became self-administered and self-managed. Accordingly, beginning on the Effective Date, the Company began to pay cash compensation to its executive officers.

   Set forth below is certain compensation paid by the Company to B. Wayne Hughes, the Company's Chief Executive Officer, for 1995. The amount reflected in the table represents cash compensation paid for the period beginning on the Effective Date and ending on December 31, 1995. The Company has no executive officer who earned $100,000 or more from the Company for such period.

                           Summary Compensation Table

                                                 Annual Compensation
                                                ----------------------
Name and Principal Position               Year          Salary
- ----------------------------------------  ----  ----------------------
B. Wayne Hughes                           1995        $7,500(a)
Chairman of the Board and Chief
Executive Officer

- ------------------------

(a) For the period November 16, 1995 through December 31, 1995. B. Wayne Hughes' base salary for 1996 is $60,000.


   B. Wayne Hughes is not eligible to be granted options under the Company's 1990 Stock Option Plan or 1994 Stock Option Plan (see "Stock Option Plans" below). If the Company's shareholders approve the 1996 Stock Option and Incentive Plan hereby submitted for approval, B. Wayne Hughes will be eligible to receive grants under that plan.

Compensation of Directors

   Each of the Company's directors, other than B. Wayne Hughes, receives director's fees of $19,000 per year plus $450 for each meeting attended. In addition, each of the members of the Audit Committee (other than the Chairman, who receives $900 per meeting) receives $450 for each meeting of the Audit Committee attended (other than meetings of the Audit Committee relating solely to administration of the Company's 1990 Stock Option Plan or 1994 Stock Option
Plan). The policy of the Company is to reimburse directors for reasonable expenses. Directors who are not officers or employees of the Company ("Outside Directors") also receive grants of options under the 1994 Stock Option Plan (and Harvey Lenkin is eligible to receive grants of options thereunder), as described below. Substantially all of the shares of Common Stock available for grant under the 1990 Stock Option Plan and the 1994 Stock Option Plan have been exhausted. If the Company's shareholders approve the 1996 Stock Option and Incentive Plan hereby submitted for approval, the Outside Directors would receive grants of options thereunder (and B. Wayne Hughes and Harvey Lenkin would be eligible to receive grants of options and/or restricted stock thereunder).

   During 1995, in connection with services as members of the special committee that considered the merger of the Company with Properties 6 (see "Certain Relationships and Related Transactions -- Other Mergers with Related Companies" below), Mr. Baker and Mr. Harkham were each paid $1,500, in connection with services as members of the special committee that considered the merger of the Company with Properties 7, Mr. Abernethy and Mr. Baker were each paid $1,500, and in connection with services as members of the special committee that considered the PSMI Merger, Mr. Abernethy and Mr. Baker were each paid $10,000.

Stock Option Plans

   1990 Stock Option Plan. The Company's 1990 Stock Option Plan (the "1990 Plan") consists of two sub-plans: the Non-Director Stock Option Sub-Plan (the "Non-Director Sub-Plan") and the Outside Director Stock Option Sub-Plan (the "Outside Director Sub-Plan"). The Non-Director Sub-Plan provides for the grant of non-qualified stock options to purchase Common Stock of the Company to (i) employees of the Company (other than directors), and (ii) consultants and advisers to the Company (including, prior to the Effective Date, the Adviser), managers of the Company's properties or affairs (including, prior to the Effective Date, PSMI), persons or entities having a similar relationship to the Company, and employees of any of the foregoing ("Service Providers"). The Outside Director Sub-Plan provides for the grant of options to Outside Directors.

   The total number of shares of Common Stock that may be issued under the Non-Director Sub-Plan and the Outside Director Sub-Plan is an aggregate of 500,000 (subject to certain anti-dilution provisions). Of these shares, no more than 200,000 may be issued under the Outside Director Sub-Plan. Currently, substantially all of the shares of Common Stock available for grant under the 1990 Plan have been exhausted. The exercise price for all options granted under the Non-Director Sub-Plan and the Outside Director Sub-Plan is equal to the market price of the underlying shares on the date of grant. Options granted under the Non-Director Sub-Plan and the Outside Director Sub-Plan vest on each of the first three anniversaries of the date of grant at the rate of one-third per year and expire generally upon the earlier of (i) the fifth anniversary of the date of vesting of such option, or (ii) the thirtieth day after the date of the optionee's Termination of Relationship (as defined in the Non-Director Sub-Plan and the Outside Director Sub-Plan) with the Company. The Non-Director Sub-Plan and the Outside Director Sub-Plan will expire in the year 2000.

   During 1995, Outside Directors exercised options under the 1990 Plan to purchase an aggregate of 15,000 shares of Common Stock at exercise prices ranging from $8-1/8 to $9-3/8 per share, and executive officers (including persons who became executive officers in connection with the PSMI Merger) exercised options under the 1990 Plan to purchase an aggregate of 1,667 shares of Common Stock at an exercise price of $9-5/8 per share. As of December 31, 1995 there were outstanding options under the 1990 Plan to purchase an aggregate of 350,667 shares of Common Stock held by 25 persons, including (i) options to purchase an aggregate of 71,667 shares of Common Stock held by Outside Directors at exercise prices ranging from $8-1/8 to $11-1/2 per share and (ii) options to purchase an aggregate of 173,500 shares of Common Stock held by executive officers of the Company (including persons who became executive officers in connection with the PSMI Merger) at exercise prices ranging from $8-1/8 to $15 per share. Such options expire between July 1996 and May 2002.

   1994 Stock Option Plan. The Company's 1994 Stock Option Plan (the "1994 Plan") provides for the grant of incentive stock options, intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options which do not so qualify. The 1994 Plan provides for the grant of options to purchase Common Stock of the Company to (i) employees of the Company (other than B. Wayne Hughes) or of any subsidiary of the Company,
(ii) Service Providers and (iii) Outside Directors.

   The total number of shares of Common Stock that may be issued under the 1994 Plan is an aggregate of 1,150,000 (subject to certain anti-dilution provisions). Currently, substantially all of the shares of Common Stock available for grant under the 1994 Plan have been exhausted. Accordingly, the Company has adopted and is hereby submitting for shareholder approval the 1996 Stock Option and Incentive Plan, as described in Proposal No. 3 below. The exercise price for all options granted under the 1994 Plan is equal to the market price of the underlying shares on the date of grant. Options granted under the 1994 Plan vest on each of the first three anniversaries of the date of grant at the rate of one-third per year and expire generally upon the earlier of (i) the tenth anniversary of the date of grant of such option, or (ii) the thirtieth day after the date of the optionee's termination of employment or other relationship (as described in the 1994 Plan) with the Company. There is no specified termination date for the 1994 Plan, which may be terminated by the Board of Directors; however, no incentive stock options may be granted under the 1994 Plan after June 28, 2004.

   Formula Plan for Outside Directors. Under the 1994 Plan, each new Outside Director is, upon the date of his or her initial election to serve as an Outside Director, automatically granted non-qualified options to purchase 15,000 shares of Common Stock. In addition, after each annual meeting of shareholders, each Outside Director then duly elected and serving is automatically granted, as of the date of such annual meeting, non-qualified options to purchase 2,500 shares of Common Stock, so long as such person has attended, in person or by telephone, at least 75% of the meetings held by the Board of Directors during the immediately preceding calendar year. If the

Company's shareholders approve the 1996 Stock Option and Incentive Plan hereby submitted for approval, no further grants will be made to Outside Directors under the 1994 Plan.

   On May 9, 1995, non-qualified options to purchase an aggregate of 212,500 shares of Common Stock under the 1994 Plan were granted to a total of 29 persons (including options to purchase an aggregate of 90,000 shares of Common Stock granted to seven executive officers (including persons who became executive officers in connection with the PSMI Merger)) at an exercise price of $16-3/8 per share. On November 13, 1995, the date of the 1995 annual meeting of shareholders (after the adjournment of the annual meeting), a non-qualified option to purchase 2,500 shares of Common Stock was granted to each Outside Director (including Robert J. Abernethy, Dann V. Angeloff, William C. Baker and Uri P. Harkham) at an exercise price of $18 per share. During 1995, no options were exercised under the 1994 Plan. As of December 31, 1995 there were outstanding options under the 1994 Plan to purchase an aggregate of 343,000 shares of Common Stock held by 40 persons, including (i) options to purchase an aggregate of 30,000 shares of Common Stock held by Outside Directors at exercise prices ranging from $14-7/8 to $18 per share and (ii) options to purchase an aggregate of 148,500 shares of Common Stock held by executive officers of the Company (including persons who became executive officers in connection with the PSMI Merger) at exercise prices ranging from $14-7/8 to $16-3/8 per share. Such options expire between September 2004 and November 2005.

Employment Agreement

   B. Wayne Hughes, the Chairman of the Board and Chief Executive Officer of the Company, entered into an employment agreement with the Company in November 1995 in connection with the PSMI Merger. This agreement is for a term of five years and provides for annual compensation of $60,000.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Company does not have a compensation committee. The Company has a 1990 Stock Option Plan, consisting of the Non-Director Sub-Plan and the Outside Director Sub-Plan. Executive officers (other than directors) are eligible to receive options under the Non-Director Sub-Plan, which is administered by the Audit Committee. The members of the Audit Committee are Robert J. Abernethy and William C. Baker. The Outside Director Sub-Plan is administered separately by
B. Wayne Hughes and Harvey Lenkin. The Company also has a 1994 Stock Option Plan, under which executive officers (other than B. Wayne Hughes) are eligible to receive options, and the 1994 Stock Option Plan is also administered by the Audit Committee. If the Company's shareholders approve the 1996 Stock Option and Incentive Plan hereby submitted for approval, the Audit Committee will also administer the 1996 Stock Option and Incentive Plan.

   Messrs. Hughes and Lenkin, who are executive officers of the Company, are members of the Board of Directors. Mr. Hughes is a director and the Chief Executive Officer of the 13 Public Storage REITs (and during all or part of 1995, Mr. Hughes was a director and the Chief Executive Officer of Properties 6, Properties 7, Properties 9 and PSBP). During 1995, Mr. Hughes also was the Chief Executive Officer and a director of SPI, of which Mr. Lenkin was the President and a director. None of the 13 Public Storage REITs has (nor did Properties 6, Properties 7, Properties 9, PSBP or SPI have) a compensation committee.

Certain Relationships and Related Transactions

   Advisory Contract. Prior to the Effective Date (November 16, 1995), the Adviser, pursuant to an advisory contract originally entered into in November 1980, as amended and restated effective September 30, 1991, and as further amended (the "Advisory Contract"), advised the Company with respect to investments and administered the day-to-day operations of the Company, subject to the supervision of the Board of Directors.

   Under the Advisory Contract, the Adviser was paid a monthly Advisory Fee based on the Company's Adjusted Income per Share. The Advisory Fee was (i) 12.75% of the Company's Adjusted Income per Share (as defined, and after a reduction for the Company's share of capital improvements) multiplied by the number of shares of Common Stock outstanding as of September 30, 1991 (14,989,454 shares) plus (ii) 6% of the Company's Adjusted Income per Share multiplied by the number of shares of Common Stock in excess of 14,989,454 shares of Common Stock plus (iii) 6% of the dividends paid with respect to the Company's preferred stock.

   In addition to the Advisory Fee, the Advisory Contract provided for the payment to the Adviser of certain specified Disposition Fees and certain specified payments upon termination of the Advisory Contract, other than under certain circumstances.

   Under the Advisory Contract, the Company was required to bear all the expenses of the Company's operations including the compensation of personnel employed by the Adviser and its affiliates (other than executives and their secretarial support personnel) involved in the business of the Company.

   During 1995 (through the Effective Date), the Company paid approximately $6,437,000 in compensation to the Adviser as Advisory Fees. The Adviser was controlled by the Hughes Family. Mr. Hughes was a director of the Adviser, Mr. Lenkin was President and a director of the Adviser and certain of the other officers of the Company were also directors and officers of the Adviser.

   On the Effective Date, the Advisory Contract was extinguished (without a termination payment other than the consideration paid in the PSMI Merger), the Company became self-administered and the Company then began to pay cash compensation to its executive officers.

   Management Agreement. Prior to the Effective Date, PSMI and PSCP rendered property operation services for the Company pursuant to a management agreement (as amended, the "Management Agreement"). Under the Management Agreement, PSMI was paid a fee of 6% of the gross revenues of the mini-warehouse spaces operated and PSCP was paid a fee of 5% of the gross revenues of the non-mini-warehouse spaces operated. The Management Agreement was amended in February 1995, primarily to provide for a seven year term.

   During 1995, the Company paid approximately $9,421,000 to PSMI and approximately $811,000 to PSCP for operation of properties which were owned by the Company or certain partnerships which are consolidated with the Company. PSMI and (prior to the Effective Date) PSCP were controlled by the Hughes Family. Mr. Hughes was a director of PSMI, Mr. Lenkin was Chairman of the Board of PSMI and is a director of PSCP, and certain of the other officers of the Company were also directors and officers of PSMI and are also directors and officers of PSCP.

   On the Effective Date, the Management Agreement was extinguished and the Company became self-managed.

   PSMI Merger. On the Effective Date, PSMI was merged (the "PSMI Merger") with and into the Company, which then changed its name from Storage Equities, Inc. to Public Storage, Inc., pursuant to an Agreement and Plan of Reorganization dated as of June 30, 1995 and an Amendment to Agreement and Plan of Reorganization dated as of November 13, 1995, each among the Company, Public Storage, Inc. ("Old PSI") and PSMI. Prior to the Restructuring (described below) and the PSMI Merger, (i) PSI Holdings, Inc. ("PSH") was the sole shareholder of Old PSI and Old PSI was the sole shareholder of PSMI, the Adviser and PSCP and (ii) substantially all of the stock of PSH was held by the Hughes Family. Prior to the PSMI Merger, among other things (i) the corporations engaged in Old PSI's Canadian operations and in the tenant reinsurance business were distributed to the Hughes Family, and certain miscellaneous assets of Old PSI were distributed or sold to the Hughes Family or to third parties, (ii) the common stock of PSCP held by Old PSI was converted into nonvoting preferred stock (representing 95% of the equity) and voting common stock of PSCP (representing 5% of the equity) was issued to the Hughes Family and (iii) Old PSI was merged with and into PSH, which was followed by the merger of PSH with and into PSMI (collectively, the

"Restructuring"). At the time of the PSMI Merger, substantially all of the stock of PSMI was held by the Hughes Family. As a result of the Restructuring and the PSMI Merger, the Adviser, Old PSI, PSH and PSMI ceased to exist and the Company became self-administered and self-managed and acquired substantially all of the United States real estate operations of Old PSI and PSMI. Immediately following the PSMI Merger, the Company transferred the merchandise business acquired in the PSMI Merger to PS Orangeco, Inc. ("PSOI") in exchange for nonvoting preferred stock of PSOI (representing 95% of the equity) and the voting common stock of PSOI (representing 5% of the equity) was acquired by the Hughes Family.

   The real estate operations acquired by the Company in the PSMI Merger included (1) the "Public Storage" name, (2) general and limited partnership interests in 47 limited partnerships owning an aggregate of 286 mini-warehouses,
(3) shares of common stock in 16 REITs (the Public Storage REITs, Properties 9, PSBP and SPI) owning an aggregate of 218 mini-warehouses and 14 business park properties, (4) seven wholly owned properties, (5) all-inclusive deeds of trust secured by ten mini-warehouses, (6) property management contracts, exclusive of facilities owned by the Company, for 563 mini-warehouses (522 of which collectively were owned by entities affiliated with PSMI) and, through ownership of a 95% economic interest in PSCP, 24 business park properties and (7) a 95% economic interest in PSOI that sells locks and boxes in mini-warehouses operated by the Company.

   The aggregate consideration paid by the Company in the PSMI Merger to the shareholders of PSMI consisted of 29,449,513 shares of the Company's Common Stock (exclusive of shares of the Company's Common Stock held by PSMI prior to the PSMI Merger), 7,000,000 shares of the Company's Class B Common Stock and assumption of $68.0 million of PSMI debt and consolidated property debt of $4.7 million. Substantially all of the consideration paid in the PSMI Merger was paid to the Hughes Family, and the balance of the consideration included the issuance of the following number of shares of the Company's Common Stock to shareholders of PSMI that are executive officers of the Company (including persons who became executive officers of the Company in connection with the PSMI Merger): David Goldberg (Senior Vice President and General Counsel of the Company) - 40,000 shares, Ronald L. Havner, Jr. (Senior Vice President and Chief Financial Officer of the Company) - 40,000 shares, and John Reyes (Vice President and Controller of the Company) - 12,500 shares.

   In connection with the PSMI Merger, B. Wayne Hughes granted to the Company an option to acquire the general and limited partner interests and common stock owned by him in the partnerships and REITs described above. The option expires on November 16, 1998, and is exercisable for all (but not part) of the interests subject to the option. The exercise price of the option is $65 million (subject to adjustment under certain circumstances) and is payable in shares of the Company's Common Stock valued at the higher of (i) $16.00 per share or (ii) a stock price necessary to cause the acquisition to be non-dilutive based on the Company's funds from operations per share of Common Stock (calculated in accordance with the agreement evidencing the option) for the four consecutive quarters preceding the exercise of the option. Mr. Hughes has agreed not to dispose of any interests subject to the option during the term of the option without the Company's consent. The Company holds an irrevocable proxy to vote the securities subject to the option.

   The PSMI Merger was approved by a special committee of disinterested directors of the Company and the shareholders of the Company.

   Other Mergers with Related Companies. In February 1995, Properties 6 merged with and into the Company, and the outstanding Properties 6 common stock (2,716,223 shares) was converted into an aggregate of (i) 3,147,015 shares of the Company's Common Stock and (ii) $21,427,973 in cash. Properties 6 was one of 18 finite-life REITs organized by Old PSI (which include the Public Storage REITs and the Merged Public Storage REITs, other than SPI). Properties 6 owned 23 mini-warehouses. Old PSI and its affiliates had significant relationships with Properties 6, including ownership of approximately 28% of its common stock and received approximately 1,293,000 shares of the Company's Common Stock in the merger. Prior to the merger, the Company had no ownership interest in Properties 6 or any of its properties. The merger was approved by the shareholders and the disinterested directors of the Company and Properties 6.

   In June 1995, Properties 7 merged with and into the Company, and the outstanding Properties 7 common stock (3,806,491 shares) was converted into an aggregate of (i) 3,517,272 shares of the Company's Common Stock and (ii) $14,007,478 in cash. Properties 7 was one of the finite-life REITs organized by Old PSI. Properties 7 owned 34 mini-warehouses and four business parks. Old PSI and its affiliates had significant relationships with Properties 7, including ownership of approximately 28% of its common stock, and received approximately 1,233,733 shares of the Company's Common Stock in the merger. Prior to the merger, the Company had no ownership interest in Properties 7 or any of its properties. The merger was approved by the shareholders and the disinterested directors of the Company and Properties 7.

   In March 1996, Properties 9 merged with and into the Company, and the outstanding Properties 9 common stock (2,447,506 shares) was converted as follows: 584,725 shares owned by the Company were canceled, and the balance (1,862,781 shares) was converted into an aggregate of (i) 1,168,721 shares of the Company's Common Stock and (ii) $8,810,568 in cash. Properties 9 was one of the finite-life REITs organized by Old PSI. Properties 9 owned 14 mini-warehouses and one business park. The Company owned approximately 24% of Properties 9's common stock and was Properties 9's mini-warehouse property operator as a result of the PSMI Merger. The Company's executive officers had significant relationships with Properties 9, and B. Wayne Hughes received 89,169 shares of the Company's Common Stock in the merger. The merger was approved by the shareholders and the disinterested directors of Properties 9 and the disinterested directors of the Company.

   In June 1996, SPI merged with and into the Company, and the outstanding SPI common stock (3,348,167 shares) was converted as follows: 288,900 shares owned by the Company were canceled, and the balance (3,059,267 shares) was converted into an aggregate of (i) 822,053 shares of the Company's Common Stock and (ii) $4,801,183 in cash. SPI was a REIT organized by an affiliate of Old PSI. SPI owned seven mini-warehouses. The Company owned approximately 9% of SPI's common stock and was SPI's investment adviser and property operator as a result of the PSMI Merger. The Company's executive officers had significant relationships with SPI and received 9,484 shares of the Company's Common Stock and $117,000 in cash in the merger. The merger was approved by the shareholders and the disinterested directors of SPI and the disinterested directors of the Company.

   In June 1996, the Company and Properties 10 agreed, subject to certain conditions, to merge. Upon the merger, each outstanding share of Properties 10 common stock (other than shares held by the Company or by shareholders of Properties 10 who have properly exercised dissenters' rights under California law ("Properties 10 Dissenting Shares")) would be converted into the right to receive cash, the Company's Common Stock or a combination of the two, as follows: (i) with respect to a certain number of shares of Properties 10 common stock (not to exceed 20% of the outstanding Properties 10 common stock, less any Properties 10 Dissenting Shares), upon a shareholder's election, $20.92 in cash, subject to reduction as described below or (ii) that number (subject to rounding) of shares of the Company's Common Stock determined by dividing $20.92, subject to reduction as described below, by the average of the per share closing prices on the New York Stock Exchange ("NYSE") of the Company's Common Stock during the 20 consecutive trading days ending on the fifth trading day prior to the special meeting of the shareholders of Properties 10. The consideration paid by the Company in the merger will be reduced on a pro rata basis by the amount of cash distributions required to be paid by Properties 10 to its shareholders prior to completion of the merger in order to satisfy Properties 10's REIT distribution requirements ("Properties 10 Required REIT Distributions"). The consideration received by the shareholders of Properties 10 in the merger, however, along with any Properties 10 Required REIT Distributions, will not be less than $20.92 per share of Properties 10 common stock, which amount represents the market value of Properties 10's real estate assets at May 31, 1996 (based on an independent appraisal) and the estimated net asset value of its other assets at September 30, 1996. Additional distributions would be made to the shareholders of Properties 10 to cause Properties 10's estimated net asset value as of the date of the merger to be substantially equivalent to its estimated net asset value as of September 30, 1996. The Properties 10 common stock held by the Company will be canceled in the merger. The merger was approved by the disinterested directors of Properties 10 and the disinterested directors of the Company and is conditioned on, among other requirements, approval by the shareholders of Properties 10. Properties 10 is one of the finite-life REITs organized by Old PSI. Properties 10's common stock is listed on the American Stock Exchange. Properties 10 owns 16 mini-warehouses and one business park. There are 2,157,484 shares of Properties 10 common stock. As a result of the PSMI Merger, the Company is Properties 10's mini-warehouse property operator. The Company owns 20.95% of Properties 10's common stock. The Company's executive officers have significant relationships with Properties 10. B. Wayne Hughes owns 4.98% of Properties 10's common stock, and the Company's executive officers, excluding Hughes, own an additional 0.1% of Properties 10's common stock.

   In June 1996, the Company and Properties 12 agreed, subject to certain conditions, to merge. Upon the merger, each outstanding share of Properties 12 common stock series A (other than shares held by the Company or by shareholders of Properties 12 who have properly exercised dissenters' rights under California law ("Properties 12 Dissenting Shares")) would be converted into the right to receive cash, the Company's Common Stock or a combination of the two, as follows: (i) with respect to a certain number of shares of Properties 12 common stock series A (not to exceed 20% of the outstanding Properties 12 common stock series A, less any Properties 12 Dissenting Shares), upon a shareholder's election, $22.34 in cash, subject to reduction as described below or (ii) that number (subject to rounding) of shares of the Company's Common Stock determined by dividing $22.34, subject to reduction as described below, by the average of the per share closing prices on the NYSE of the Company's Common Stock during the 20 consecutive trading days ending on the fifth trading day prior to the special meeting of the shareholders of Properties 12. The consideration paid by the Company in the merger will be reduced on a pro rata basis by the amount of cash distributions required to be paid by Properties 12 to its shareholders prior to completion of the merger in order to satisfy Properties 12's REIT distribution requirements ("Properties 12 Required REIT distributions"). The consideration received by the holders of Properties 12's common stock series A in the merger, however, along with any Properties 12 Required REIT Distributions, will not be less than $22.34 per share of Properties 12 common stock series A, which amount represents the market value of Properties 12's real estate assets at May 31, 1996 (based on an independent appraisal) and the estimated net value of its other assets at September 30, 1996. Additional distributions would be made to the shareholders of Properties 12 to cause Properties 12's estimated net asset value as of the date of the merger to be substantially equivalent to its estimated net asset value as of September 30, 1996. Upon the merger, each share of Properties 12 common stock series B and common stock series C would be converted into the right to receive $17.95 in the Company's Common Stock (valued as in the case of the Properties 12 common stock series A) plus any Properties 12 Required REIT Distributions. The Properties 12 common stock held by the Company will be canceled in the merger. The merger was approved by the disinterested directors of Properties 12 and the disinterested directors of the Company and is conditioned on, among other requirements, approval by the shareholders of Properties 12. Properties 12 is one of the finite-life REITs organized by Old PSI. Properties 12's common stock series A is listed on the American Stock Exchange. Properties 12's common stock series B and C is owned by the Company and certain executive officers of the Company and members of their families. Properties 12 owns nine mini-warehouses, two business parks and two properties that combine mini-warehouse and business park space. There are 1,730,099 shares of Properties 12 common stock series A and 707,071 shares of Properties 12 common stock series B and C. As a result of the PSMI Merger, the Company is Properties 12's mini-warehouse property operator. The Company owns 20.65% of the total combined shares of Properties 12 common stock series A, B and C (the "Total Properties 12 Common Stock"). The Company's executive officers have significant relationships with Properties 12. B. Wayne Hughes owns 4.99% of the Total Properties 12 Common Stock, members of B. Wayne Hughes' family own an additional 2.05% of the Total Properties 12 Common Stock and the Company's executive officers, excluding Hughes, and members of their families own an additional 2.76% of the Total Properties 12 Common Stock.

   In August 1996, the Company and PPY agreed, subject to certain conditions, to merge. Upon the merger, each outstanding share of PPY common stock series A (other than shares held by the Company or by shareholders of PPY who have properly exercised dissenters' rights under California law ("PPY Dissenting Shares")) would be converted into the right to receive cash, the Company's Common Stock or a combination of the two, as follows: (i) with respect to a certain number of shares of PPY common stock series A (not to exceed 20% of the outstanding PPY common stock series A, less any PPY Dissenting Shares), upon a shareholder's election, $19.00 in cash, subject to reduction as described below or (ii) that number (subject to rounding) of shares of the Company's Common Stock determined by dividing $19.00, subject to reduction as described below, by the average of the per share closing prices on the NYSE of the Company's Common Stock during the 20 consecutive trading days ending on the fifth trading day prior to the special meeting of the shareholders of PPY. The consideration paid by the Company in the merger will be reduced on a pro rata basis by the amount of cash distributions required to be paid by PPY to its shareholders prior to completion of the merger in order to satisfy PPY's REIT distribution requirements ("PPY Required REIT distributions"). The consideration received by the holders of PPY's common stock series A in the merger, however, along with any PPY Required REIT Distributions, will not be less than $19.00 per share of PPY common stock series A, which amount represents the market value of PPY's real estate assets at June 30, 1996 (based on an independent appraisal) and the estimated net value of its other assets at December 31, 1996. Additional distributions would be made to the shareholders of PPY to cause PPY's estimated net asset value as of the date of the merger to be substantially equivalent to its estimated net asset value as of December 31, 1996. Upon the merger, each share of PPY common stock series B, common stock series C and common stock series D would be converted into the right to receive $11.66 in the Company's Common Stock (valued as in the case of the PPY common stock series A) plus any PPY Required REIT Distributions. The PPY common stock held by the Company will be canceled in the merger. The merger was approved by the disinterested directors of PPY and the disinterested directors of the Company and is conditioned on, among other requirements, approval by the shareholders of PPY and receipt of a satisfactory fairness opinion by PPY. PPY is one of the finite-life REITs organized by Old PSI. PPY's common stock series A is listed on the American Stock Exchange. PPY's common stock series B, C and D is owned by the Company and B. Wayne Hughes. PPY owns 19 mini-warehouses. There are 3,077,028 shares of PPY common stock series A and 831,485 shares of PPY common stock series B, C and D. As a result of the PSMI Merger, the Company is PPY's mini-warehouse property operator. The Company owns 28.2% of the total combined shares of PPY common stock series A, B, C and D (the "Total PPY Common Stock"). The Company's executive officers have significant relationships with PPY. B. Wayne Hughes owns 4.3% of the Total PPY Common Stock and the Company's executive officers, excluding Hughes, own an additional 0.1% of the Total PPY Common Stock.

   In August 1996, the Company and PPY2 agreed, subject to certain conditions, to merge. Upon the merger, each outstanding share of PPY2 common stock series A (other than shares held by the Company or by shareholders of PPY2 who have properly exercised dissenters' rights under California law ("PPY2 Dissenting Shares")) would be converted into the right to receive cash, the Company's Common Stock or a combination of the two, as follows: (i) with respect to a certain number of shares of PPY2 common stock series A (not to exceed 20% of the outstanding PPY2 common stock series A, less any PPY2 Dissenting Shares), upon a shareholder's election, $20.39 in cash, subject to reduction as described below or (ii) that number (subject to rounding) of shares of the Company's Common Stock determined by dividing $20.39, subject to reduction as described below, by the average of the per share closing prices on the NYSE of the Company's Common Stock during the 20 consecutive trading days ending on the fifth trading day prior to the special meeting of the shareholders of PPY2. The consideration paid by the Company in the merger will be reduced on a pro rata basis by the amount of cash distributions required to be paid by PPY2 to its shareholders prior to completion of the merger in order to satisfy PPY2's REIT distribution requirements ("PPY2 Required REIT distributions"). The consideration received by the holders of PPY2's common stock series A in the merger, however, along with any PPY2 Required REIT Distributions, will not be less than $20.39 per share of PPY2 common stock series A, which amount represents the market value of PPY2's real estate assets at June 30, 1996 (based on an independent appraisal) and the estimated net value of its other assets at December 31, 1996. Additional distributions would be made to the shareholders of PPY2 to cause PPY2's estimated net asset value as of the date of the merger to be substantially equivalent to its estimated net asset value as of December 31, 1996. Upon the merger, each share of PPY2 common stock series B, common stock series C and common stock series D would be converted into the right to receive $12.26 in the Company's Common Stock (valued as in the case of the PPY2 common stock series A) plus any PPY2 Required REIT Distributions. The PPY2 common stock held by the Company will be canceled in the merger. The merger was approved by the disinterested directors of PPY2 and the disinterested directors of the Company and is conditioned on, among other requirements, approval by the shareholders of PPY2 and receipt of a satisfactory fairness opinion by PPY2. PPY2 is one of the finite-life REITs organized by Old PSI. PPY2's common stock series A is listed on the American Stock Exchange. PPY2's common stock series B, C and D is owned by the Company and B. Wayne Hughes. PPY2 owns 24 mini-warehouses. There are 3,130,103 shares of PPY2 common stock series A and 831,485 shares of PPY2 common stock series B, C and D. As a result of the PSMI Merger, the Company is PPY2's mini-warehouse property operator. The Company owns 27.9% of the total combined shares of PPY2 common stock series A, B, C and D (the "Total PPY2 Common Stock"). The Company's executive officers have significant relationships with PPY2. B. Wayne Hughes owns 4.2% of the Total PPY2 Common Stock and the Company's executive officers, excluding Hughes, own an additional 0.2% of the Total PPY2 Common Stock.

   In August 1996, the Company and PPY3 agreed, subject to certain conditions, to merge. Upon the merger, each outstanding share of PPY3 common stock series A (other than shares held by the Company or by shareholders of PPY3 who have properly exercised dissenters' rights under California law ("PPY3 Dissenting Shares")) would be converted into the right to receive cash, the Company's Common Stock or a combination of the two, as follows: (i) with respect to a certain number of shares of PPY3 common stock series A (not to exceed 20% of the outstanding PPY3 common stock series A, less any PPY3 Dissenting Shares), upon a shareholder's election, $20.47 in cash, subject to reduction as described below or (ii) that number (subject to rounding) of shares of the Company's Common Stock determined by dividing $20.47, subject to reduction as described below, by the average of the per share closing prices on the NYSE of the Company's Common Stock during the 20 consecutive trading days ending on the fifth trading day prior to the special meeting of the shareholders of PPY3. The consideration paid by the Company in the merger will be reduced on a pro rata basis by the amount of cash distributions required to be paid by PPY3 to its shareholders prior to completion of the merger in order to satisfy PPY3's REIT distribution requirements ("PPY3 Required REIT distributions"). The consideration received by the holders of PPY3's common stock series A in the merger, however, along with any PPY3 Required REIT Distributions, will not be less than $20.47 per share of PPY3 common stock series A, which amount represents the market value of PPY3's real estate assets at June 30, 1996 (based on an independent appraisal) and the estimated net value of its other assets at December 31, 1996.
Additional distributions would be made to the shareholders of PPY3 to cause PPY3's estimated net asset value as of the date of the merger to be substantially equivalent to its estimated net asset value as of December 31, 1996. Upon the merger, each share of PPY3 common stock series B, common stock series C and common stock series D would be converted into the right to receive $12.30 in the Company's Common Stock (valued as in the case of the PPY3 common stock series A) plus any PPY3 Required REIT Distributions. The PPY3 common stock held by the Company will be canceled in the merger. The merger was approved by the disinterested directors of PPY3 and the disinterested directors of the Company and is conditioned on, among other requirements, approval by the shareholders of PPY3 and receipt of a satisfactory fairness opinion by PPY3. PPY3 is one of the finite-life REITs organized by Old PSI. PPY3's common stock series A is listed on the American Stock Exchange. PPY3's common stock series B, C and D is owned by the Company and B. Wayne Hughes. PPY3 owns nine mini-warehouses. There are 1,313,384 shares of PPY3 common stock series A and 333,304 shares of PPY3 common stock series B, C and D. As a result of the PSMI Merger, the Company is PPY3's mini-warehouse property operator. The Company owns 21.2% of the total combined shares of PPY3 common stock series A, B, C and D (the "Total PPY3 Common Stock"). The Company's executive officers have significant relationships with PPY3. B. Wayne Hughes owns 4.2% of the Total PPY3 Common Stock and the Company's executive officers, excluding Hughes, own an additional 0.2% of the Total PPY3 Common Stock.

   Acquisition of Partnership Interests from Old PSI and Affiliates. In May 1995, the Company purchased from Old PSI and B. Wayne Hughes the interest of B. Wayne Hughes relating to his general partner capital contribution in each of PS Partners, Ltd. through PS Partners VIII, Ltd., eight public limited partnerships of which the Company is a general partner and which are consolidated with the Company. The aggregate cost for these interests was $569,319 in cash. The transaction was approved by the Company's disinterested directors.

   Mortgage Loans Receivable from Affiliates. During 1995, the Company acquired a $4,395,000 (face amount) mortgage note receivable for cash of approximately $1,515,000 from an unaffiliated financial institution. The mortgage loan was secured by a mini-warehouse facility owned by the borrower, which was a private limited partnership whose general partners were affiliates of B. Wayne Hughes ("Affiliated Partnership"). The mortgage note was subsequently canceled in connection with the acquisition by the Company of the mini-warehouse facility (see "Purchase of Properties from Affiliates" below). The transaction was approved by the Company's disinterested directors.

   In October 1995, the Company acquired a $923,053 (face amount) mortgage note receivable for cash of $923,053 from a third party. The mortgage loan is secured by a mini-warehouse facility owned by a private limited partnership whose general partner is Dann V. Angeloff, a director of the Company. The mini-warehouse facility was then operated by PSMI and is now operated by the Company as a result of the PSMI Merger. The mortgage note bears interest at 9% per annum and has a maturity date of October 1, 2007. The transaction was approved by the Company's disinterested directors.

   In October 1995, the Company made a $8,261,282 one-year unsecured loan bearing interest at 10.5% per annum, to Public Storage Partners, Ltd., a public limited partnership whose general partner was then Old PSI and is now the Company as a result of the PSMI Merger. The transaction was approved by the Company's disinterested directors.

     Purchase of Properties from Affiliates. During 1995, in addition to properties acquired in the Properties 6 merger and Properties 7 merger and properties acquired from unrelated parties, the Company acquired an aggregate of 39 mini-warehouse facilities from Affiliated Partnerships for an aggregate acquisition cost of $128,170,000 consisting of $51,567,000 in cash, cancellation of mortgage notes totaling $16,435,000 (one of these mortgage notes was acquired in 1995 as described above under "Mortgage Loans Receivable from Affiliates") and assumption of mortgage notes payable totaling $60,168,000. In connection with certain of these acquisitions, (i) affiliates of the Adviser received payments in respect of their limited partnership interests in the Affiliated Partnerships on the same terms as other limited partners or in respect of their general partner interest in accordance with the existing partnership agreement,
(ii) certain advances from those affiliates to the Affiliated Partnerships were repaid or canceled, and/or (iii) affiliates of the Adviser made certain voluntary cash contributions to the Affiliated Partnerships. In connection with the Company's proposal to acquire three of these mini-warehouse facilities, the Company extended the term of the mortgage notes receivable. The transactions were approved by the disinterested directors of the Company and the purchase price of the properties were based on independent appraisals of the properties.

     In January 1995, the Company acquired by merger the capital stock of PSI Participation 1, Inc. ("PSP1 Inc."), a California corporation which was owned by Old PSI. PSP1 Inc. owned participation interests of up to 25% in 12 mini-warehouse facilities (of which 10 facilities had been acquired by the Company from an unrelated third party in December 1993, subject to the respective participation interests, and the other two facilities were subsequently acquired by the Company from the unrelated third party in March 1995 and May 1995 respectively). The price for the PSP1 Inc. capital stock was $7,239,700 in Common Stock (515,739 shares based on the average closing price of the Common Stock on the NYSE for a specified period prior to the acquisition). The transaction was approved by the Company's disinterested directors and was subject to an independent review, and the issuance of the shares to Old PSI was approved by the Company's shareholders.

     In March 1995, the Company acquired by merger the capital stock of PSI Participation 3, Inc. ("PSP3 Inc."), a California corporation which was owned by Old PSI. PSP3 Inc. owned participation interests of up to 25% in three mini-warehouse facilities (which facilities had been acquired by the Company from an unrelated third party in December 1993, subject to these participation interests). The price for the PSP3 Inc. capital stock was 82,715 shares of Common Stock. The transaction was approved by the Company's disinterested directors and was subject to an independent review.

     In March 1995, the Company acquired by merger the capital stock of PSI Participation 5, Inc. ("PSP5 Inc."), a California corporation which was owned by Old PSI. PSP5 Inc. owned participation interests in two mini-warehouse facilities (of which one facility had been acquired by the Company from an unrelated third party in September 1994, subject to the respective participation interest, and the other facility continues to be owned by a third party, subject to the respective participation interest). The price for the PSP5 Inc. capital stock was 125,598 shares of Common Stock. The transaction was approved by the Company's disinterested directors and was subject to an independent review.

     In March 1995, the Company acquired by merger the capital stock of PSI/PSP6, Inc. ("PSP6 Inc."), a California corporation which was owned by Old PSI. PSP6 Inc. owned participation interests of up to 25% in two mini-warehouse facilities (which facilities had been acquired by the Company or a subsidiary in November 1993 and February 1994, respectively, subject to the respective participation interests). The price for the PSP6 Inc. capital stock was 75,536 shares of Common Stock. The transaction was approved by the Company's disinterested directors and was subject to an independent review.

     In June 1995, the Company acquired by merger the capital stock of PSI Participation 4, Inc. ("PSP4 Inc."), a California corporation which was owned by Old PSI. PSP4 Inc. owned participation interests of up to 25% in three mini-warehouse facilities (which facilities continue to be owned by a third party, subject to the respective participation interests). The price for the PSP4 Inc. capital stock was 204,834 shares of Common Stock. The transaction was approved by the Company's disinterested directors and was subject to an independent review.

     Purchase of Common Stock by Officers and Directors Pursuant to Shelf Registration Statement. The Company's directors have authorized the Company to offer and sell shares of Common Stock (collectively, the "Director and Officer Shares") pursuant to the prospectus included in the Company's shelf registration statement on the following terms: (i) the Director and Officer Shares may be offered and sold to any one or more of the following persons or entities: (a) any director or officer of the Company (or any corporation or other entity controlled by such director or officer), (b) the Adviser, PSMI, Old PSI (each prior to November 16, 1995), PSCP or any director or executive officer thereof and (c) the Public Storage Profit Sharing Plan and Trust; (ii) the number of Director and Officer Shares that may be offered and sold to any one person (or entity) is up to 1% of the Company's outstanding shares of Common Stock in a single transaction; and (iii) the purchase price per share is payable in cash and is equal to the average closing price of the Common Stock on the NYSE for a specified period prior to the closing of the sale of the shares. In March 1995, Robert J. Abernethy, a director of the Company, purchased 40,000 shares on the terms described above for an aggregate price of $582,000.

            REPORT OF THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE
                           ON EXECUTIVE COMPENSATION


          Prior to the consummation of the PSMI Merger on November 16, 1995, the Company was externally managed and therefore did not pay cash compensation to its executive officers. Beginning on November 16, 1995, the Company became self-administered and self-managed, and since that date the Company has paid cash compensation to its executive officers.

          As a self-administered and self-managed REIT, the Company has determined to pay to its Chief Executive Officer and its other executive officers compensation deemed appropriate in view of the nature of the Company's business, the performance of individual executive officers, and the Company's objective of providing incentives to its executive officers to achieve a level of individual and Company performance that will maximize the value of shareholders' investment in the Company. To those ends, the Company's compensation program consists of payment of a base salary and, potentially, bonus compensation, and making incentive awards of options to purchase Common Stock under the Company's stock option plans.

          Cash Compensation. Base salary levels are based generally (other than in the case of the Chief Executive Officer) on market compensation rates and each individual's role in the Company. The Chief Executive Officer's base compensation is established in his employment agreement at $60,000 per year.
The Company expects to base its payment of annual bonuses on corporate, business unit and individual performance.

          Equity-Based Compensation. The Company believes that its executive officers should have an incentive to improve the Company's performance by having an ongoing stake in the success of the Company's business. This incentive is created by granting stock options that have an exercise price of not less than 100% of the fair market value of the underlying stock on the date of grant, so that the executive officer may not profit from the option unless the price of the Common Stock increases. Options granted by the Company also are designed to help the Company retain executive officers in that they are not exercisable at the time of grant, and achieve their maximum value only if the executive remains in the Company's employ for a period of years. The number of options granted to individual executive officers is based on a number of factors, including seniority, individual performance, and the number of options previously granted to such executive officer.

          If shareholders approve the 1996 Stock Option and Incentive Plan, the Company also will be able to compensate its executive officers and other employees with grants of restricted stock. Restricted stock would increase in value as the value of the Common Stock increased, and would vest over time provided that the executive officer remained in the employ of the Company. Accordingly, awards of restricted stock would serve the Company's objectives of retaining its executive officers and other employees and motivating them to advance the interests of the Company and its shareholders.

               BOARD OF DIRECTORS        AUDIT COMMITTEE

               B. Wayne Hughes           Robert J. Abernethy (Chairman)
               Harvey Lenkin             William C. Baker
               Robert J. Abernethy
               Dann V. Angeloff
               William C. Baker
               Uri P. Harkham

                         STOCK PRICE PERFORMANCE GRAPH

          The graph set forth below compares the yearly change in the Company's cumulative total shareholder return on its Common Stock for the five-year period ended December 31, 1995 to the cumulative total return of the Standard and Poor's 500 Stock Index ("S&P 500 Index") and the National Association of Real Estate Investment Trusts Equity Index ("NAREIT Equity Index") for the same period (total shareholder return equals price appreciation plus dividends). The stock price performance graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1990 and that all dividends were reinvested. The stock price performance shown in the graph is not necessarily indicative of future price performance.

                     Comparison of Cumulative Total Return
          Public Storage, Inc., S&P 500 Index and NAREIT Equity Index
                     December 31, 1990 - December 31, 1995


                        PERFORMANCE GRAPH APPEARS HERE


MEASUREMENT PERIOD             PUBLIC                  NAREIT
  (FISCAL YEAR COVERED)     STORAGE, INC.  S&P 500     EQUITY
- -----------------------     -------------  -------     ------
Measurement Pt. 12/31/90      $100.00      $100.00     $100.00

FYE 12/31/91                   137.38       130.47      135.70

FYE 12/31/92                   161.85       140.41      155.49

FYE 12/31/93                   277.38       154.56      186.06

FYE 12/31/94                   296.25       156.60      191.95

FYE 12/31/95                   411.42       215.45      221.28


                                 PROPOSAL NO. 2

                   AMENDMENT TO THE ARTICLES OF INCORPORATION


          To afford the maximum flexibility with respect to the future capitalization of the Company, the Board of Directors has proposed and unanimously approved an amendment to the Articles of Incorporation of the Company to authorize 200,000,000 shares of "Equity Stock."


          The Equity Stock would be issuable from time to time in one or more series and would, if issued and upon issuance, have rights, including dividend rights, conversion rights, voting rights, redemption price and liquidation rights, as may be determined by the Board of Directors. The Equity Stock would be issued for cash in public or private offerings, in exchange for assets, in corporate recapitalizations or as stock dividends, all on terms determined by the Board of Directors. The Equity Stock would rank junior to the Company's preferred stock and senior to, junior to or on a parity with the Common Stock.


          The Company currently has no agreements for issuance of the Equity Stock. Nevertheless, the Company is likely to pursue a variety of transactions that may involve such an issuance, and expects that such transactions may occur some time in the next year. It is currently not possible to predict the precise terms of any such transactions. No further shareholder approval would be sought in connection with these transactions, unless shareholder approval were required under California law or by the rules of the New York Stock Exchange.
Shareholder approval is being sought at this time in order to avoid the delay and expense that would be involved in holding a special meeting of shareholders to vote on a transaction at a later time when prompt action may be required.

          The issuance of Equity Stock with special voting rights could be used to deter attempts by a single shareholder or group of shareholders to obtain control of the Company in transactions not approved by the Board of Directors. The Company has no intention to issue the Equity Stock for such purposes. Issuance of shares of Equity Stock will require approval of the Board of Directors.

          Exhibit A contains a complete text of the proposed amendment to the Articles of Incorporation.

          The affirmative vote of the holders of (i) a majority of the Company's outstanding shares of Common Stock and (ii) a majority of the Company's outstanding shares of Common Stock and Series CC Preferred Stock, voting together as a single class, is required to approve the amendment to the Articles of Incorporation. For these purposes, an abstention or broker non-vote will have the effect of a vote against the proposal. The officers and directors of the Company intend to vote their shares in favor of the amendment.

          The Board of Directors recommends that you vote FOR this amendment.

                                PROPOSAL NO. 3

         APPROVAL OF ADOPTION OF 1996 STOCK OPTION AND INCENTIVE PLAN

          On August 13, 1996, the Board of Directors adopted the 1996 Stock Option and Incentive Plan (the "1996 Plan") for the benefit of employees of the Company and its subsidiaries (including any employee who is an officer or director of the Company or any of its subsidiaries), key Service Providers (as defined below) and Outside Directors, subject to approval of the Company's shareholders. There are approximately 3,000 employees and Service Providers of the Company and its subsidiaries, and four Outside Directors, who are eligible to participate in the 1996 Plan. The persons who will receive grants of awards under the 1996 Plan and the timing, nature and amount of awards to grantees will be determined from time to time by the Audit Committee or other authorized committee of the Board of Directors based on a number of factors, including position, responsibilities, and contribution to the Company's performance and objectives. Grants of options to the Outside Directors will be automatic in accordance with a formula contained in the 1996 Plan.

          The principal provisions of the 1996 Plan are summarized below. The summary does not purport to be complete and is qualified in its entirety by the terms of the 1996 Plan, the entire text of which is attached hereto as Exhibit B and incorporated herein by reference.

REASONS FOR THE 1996 PLAN

          The purpose of the 1996 Plan is to promote the best interests of the Company and its shareholders by providing eligible participants with an opportunity to acquire or increase a direct proprietary interest in the Company's operations and success. The Board of Directors believes that the 1996 Plan will advance the interests of the Company by enhancing the Company's ability to attract and retain highly qualified officers, key employees, Service Providers and Outside Directors and by providing such persons with stronger incentives to expend maximum effort to improve the business results and earnings of the Company. The Board of Directors believes that adoption of the 1996 Plan is appropriate to assure that a meaningful number of stock-based awards will continue to be available for grant to eligible participants. At July 31, 1996, an aggregate of 19,168 options were available for grant to employees, Service Providers and Outside Directors under the Company's 1990 Plan and 1994 Plan.

          The 1996 Plan provides for the grant of incentive stock options ("ISOs"), intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory stock options which do not so qualify. The 1996 Plan also provides for the grant of restricted stock and restricted stock units to eligible persons. There is no specified termination date for the 1996 Plan, which may be terminated by the Board of Directors at any time. However, no ISOs may be granted under the 1996 Plan after August 13, 2006.

          To date, no stock options, restricted stock or restricted stock units have been granted under the 1996 Plan. Based on the closing sale price of the Common Stock on August 12, 1996 of $21-7/8 per share, the aggregate market value of the 3,850,000 shares to be reserved under the 1996 Plan is approximately $84,218,750.

DESCRIPTION OF THE 1996 PLAN

          Administration

          The 1996 Plan will be administered by the Audit Committee of the Board of Directors (or other committee designated by the Board of Directors from time to time) (the "Committee"). The Committee must at all times consist of no fewer than two members of the Board of Directors, and each member of the Committee may not be an officer or other salaried employee of the Company and must qualify in all respects as a "non-employee director" as defined in Rule 16b-3 under the Exchange Act. Subject to the limitations set forth in the 1996 Plan, the Committee has the authority to determine, among other things: (i) to which eligible persons options, restricted stock and restricted stock units will be granted, (ii) the type or types of grants to be made, (iii) the number of shares subject to each grant, and (iv) the terms and conditions of the options, restricted stock and restricted stock units. For grants to Outside Directors, the 1996 Plan is intended to be a "formula plan," and, accordingly, the Committee will have no discretion in establishing the material terms of such grants. Subject to the express provisions of the 1996 Plan, the Committee will have the full authority to administer and interpret the 1996 Plan.

          Eligibility

          Discretionary Grants. The Committee will have discretion to grant options, restricted stock and/or restricted stock units under the 1996 Plan to
(i) employees (including officers and directors) of the Company and of any "subsidiary" of the Company (within the meaning of Section 425(f) of the Code), as designated from time to time by the Committee, and (ii) any consultant or adviser to the Company, any manager of the Company's properties or affairs, any other similar service provider or affiliate of the Company, and any employee of any of the foregoing ("Service Providers"). Subject to restrictions set forth in the 1996 Plan, an eligible person may receive successive grants of options, restricted stock and/or restricted stock units.

          Formula Plan for Outside Directors. On and after August 13, 1996, and subject to shareholder approval of the 1996 Plan, each new Outside Director will, upon the date of his or her initial election by the Board of Directors or the shareholders of the Company to serve as an Outside Director, automatically be granted nonstatutory options to purchase 15,000 shares of Common Stock. In addition, if the 1996 Plan is approved by shareholders, after each annual meeting (including the 1996 Annual Meeting), each Outside Director then duly elected and serving will automatically be granted, as of the date of such annual meeting, nonstatutory stock options to purchase 2,500 shares, so long as such Outside Director has attended, in person or by telephone, at least 75% of the meetings held by the Board of Directors during the immediately preceding calendar year. The Committee has no discretion to alter the foregoing provisions of the 1996 Plan governing options granted to Outside Directors.
Four Outside Directors are currently eligible to receive option grants under the Plan.

          Shares Subject to the Plan

          Under the terms of the 1996 Plan, 3,850,000 authorized but unissued shares of Common Stock, or approximately 5% of the outstanding shares of Common Stock at July 31, 1996, will be reserved for issuance. In the event any change is made to the Common Stock subject to the 1996 Plan (whether by reason of recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other increase, decrease or change in such shares), the Board of Directors will adjust proportionately and accordingly the number and kinds of shares that may be purchased. Any such adjustment in an outstanding option, however, will be made without a change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the per share option price.

          Options

          General. All options granted under the 1996 Plan are intended to be treated as nonstatutory stock options, unless the Committee specifically designates a stock option as an ISO within the limitations of the 1996 Plan.
The option exercise price of options granted under the 1996 Plan will be determined by the Committee in accordance with the 1996 Plan. For both ISOs and nonstatutory options, the exercise price per share (the "Option Price") will be equal to 100% of the fair market value (determined in accordance with the 1996
Plan) of a share of Common Stock upon the date of grant (but not less than the par value per share). No person may receive an ISO if, at the time of grant, such person owns directly or indirectly more than 10% of the total combined voting power of the Company, unless the option price is at least 110% of the fair market value of the Common Stock and the exercise period of such ISO is limited to five years. There is also a $100,000 limit on the value of stock (determined at the time of grant) with respect to which ISOs granted to an optionee may first become exercisable in any calendar year. The maximum number of shares subject to options that can be granted under the 1996 Plan to any executive officer, other employee or Service Provider of the Company or any subsidiary is 2,500,000 shares during the first ten years of the 1996 Plan and 250,000 shares per year thereafter. Shares underlying any option that expires unexercised will again be available for grant under the Plan.

          Vesting. Each option granted under the 1996 Plan will vest in three equal annual installments beginning on the first anniversary of the date of grant, subject to acceleration of vesting under certain circumstances or (except in the case of options granted to Outside Directors) in the discretion of the Committee. Subject to certain limitations, options will remain exercisable for ten years from the date of grant. Options will expire prior to their scheduled termination upon the thirtieth day after termination of the optionee's employment with the Company or a Service Provider, or termination of the optionee's service relationship with the Company (other than, for individuals, by reason of death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code)). Special rules will govern the vesting and expiration of options following the death or "permanent and total disability" of an optionee. The Committee may extend the period during which an option (other than an option granted to an Outside Director) may be exercised (but not later than the date the option would otherwise expire).

          Transferability. Options granted under the 1996 Plan are exercisable only by the optionee or his or her permitted transferees during the optionee's lifetime. Options are transferable by the optionee only as provided in the agreement evidencing the grant or as may be provided by will or the laws of descent and distribution.

          Payment of Option Price. Payment for shares purchased under the 1996 Plan may be made in cash or cash equivalents, by exchanging shares of Common Stock valued at their fair market value on the date of exercise, or by a combination of the foregoing. An optionee also may pay the exercise price by directing that certificates for the shares purchased upon exercise be delivered to a licensed broker acceptable to the Company as agent for the optionee, and that the broker tender to the Company cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Company may be required to withhold in connection with the exercise of the option.

          Restricted Stock and Restricted Stock Units

          The Committee may grant to eligible persons (but not to Outside Directors) shares of Common Stock (or units representing shares of Common Stock) subject to vesting based on the passage of time, the achievement by the grantee or the Company of specified performance objectives, or other conditions deemed appropriate by the Committee. The Committee will establish the conditions to vesting, and the period of time during which the conditions will apply (the "Restricted Period"), at the time of grant.

          Any applicable performance objectives will be established in writing by the Committee prior to March 31 of the year in which the grant is made and while the outcome is substantially uncertain. Performance objectives will be based on stock price, market share, sales, earnings per share, return on equity or costs, and may include positive results, maintaining the status quo or limiting economic losses. During the Restricted Period, restricted stock or restricted stock units may not be transferred by the employee. In its discretion, the Committee may shorten or terminate the Restricted Period or waive any other restrictions applicable to the award.

          If the termination of a grantee's employment with the Company or a Service Provider, or the termination of a grantee's service relationship with the Company, occurs during the Restricted Period, the award will be forfeited unless the Committee, in its discretion, determines otherwise. Special rules will apply to the vesting of an award upon the death or "permanent and total disability" of a grantee. Any shares of restricted stock that are forfeited will again be available for award under the 1996 Plan. The maximum number of shares of restricted stock, or shares represented by restricted stock units, that can be granted under the 1996 Plan to any eligible person is 250,000 shares per year.

          The Committee may, in the agreement evidencing a grant of restricted stock or restricted stock units, provide that the grantee will be entitled to vote and to receive dividends on the shares of Common Stock subject to the award. Upon vesting of an award of restricted stock or restricted stock units, including the satisfaction, lapse or waiver of all applicable restrictions and conditions, the grantee will be entitled to receive a stock certificate representing the vested shares. The shares will be issuable to the grantee free of charge, other than payment of the par value of such shares.

FEDERAL INCOME TAX CONSEQUENCES OF THE 1996 PLAN

          The grant of an option will not be a taxable event for the optionee or the Company.

          An optionee will not recognize taxable income upon exercise of an ISO, and any gain realized upon a disposition of shares of stock received pursuant to the exercise of an ISO will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise. However, the excess of the fair market value of stock subject to an ISO on the exercise date over the option exercise price will be included in the optionee's alternative minimum taxable income in the year of exercise (except that, if the optionee is subject to certain securities law restrictions, determination of the amount included in alternative minimum taxable income will be deferred, unless the optionee elects within 30 days following exercise to have income determined without regard to such restrictions) for purposes of the alternative minimum tax. An optionee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of ISOs. The Company will not be entitled to any business expense deduction with respect to the exercise of an ISO, except as discussed below.

          For the exercise of an option to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Company or a subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. In the case of an optionee who is disabled, the three-month period for exercise following termination of employment is extended to one year. In the case of an employee who dies, both the time for exercising ISOs after termination of employment and the holding period for stock received pursuant to the exercise of the option are waived.

          If all of the foregoing requirements are met except the special holding period rules mentioned above, the optionee will recognize ordinary income upon the disposition of the stock in an amount generally equal to the excess of the fair market value of the stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

          If an optionee exercises an ISO by tendering shares of Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an ISO and had not satisfied the special holding period requirements summarized above). If the exercise is treated as a tax free exchange, the optionee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. If the optionee used shares received pursuant to the exercise of an ISO (or another statutory option) as to which the optionee had not satisfied the applicable holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares.

          Upon exercising a nonstatutory option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise (except that, if the optionee is subject to certain restrictions imposed by the securities laws, the measurement date will be deferred, unless the optionee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). If the Company complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonstatutory option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

          If the optionee surrenders shares of Common Stock in payment of part or all of the exercise price for nonstatutory options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an ISO) and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. The difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income. The optionee's basis in the additional shares will be equal to the amount included in the optionee's income.

          An award of restricted stock units will create no immediate tax consequences for the employee or the Company, and an award of restricted stock will create no immediate tax consequences for the employee or the Company unless the employee makes an election pursuant to Section 83(b) of the Code. The employee will, however, realize ordinary income when restricted stock or restricted stock units become vested, in an amount equal to the fair market value of the underlying shares of Common Stock on the date of vesting less any consideration paid by the employee for such stock. If the employee makes an election pursuant to Section 83(b) of the Code with respect to a grant of restricted stock, the employee will recognize income at the time the restricted stock is awarded (based upon the value of such stock at the time of award), rather than when the restricted stock becomes vested. The Company will be allowed a business expense deduction for the amount of any taxable income recognized by the employee at the time such income is recognized (assuming the Company complies with applicable reporting requirements).

          The foregoing provides only a general description of the federal income tax consequences of transactions contemplated by the 1996 Plan. Participants should consult a tax advisor as to their individual circumstances.

          NEW PLAN BENEFITS

          The following table sets forth the aggregate benefits or amounts that would have been received by or allocated to the Outside Directors for the last completed fiscal year if the 1996 Plan had been in effect.

                                   1996 Plan

- --------------------------------------------------------------
Name and Position (1)           Dollar Value   Number of Units
- --------------------------------------------------------------
Non-Executive Director Group           $0 (2)        10,000 (3)
- --------------------------------------------------------------


(1) Benefits or amounts for persons other than those in the Non-Executive Director Group are not determinable, either as of the date hereof or for the last completed fiscal year had the 1996 Plan then been in effect.

(2) The exercise price of options granted to Non-Executive Directors will be the fair market value of the underlying shares on the date of grant.

(3) Based on the number of eligible Non-Executive Directors as of July 31, 1996.

REQUIRED VOTE

          Approval of the 1996 Plan requires approval by a majority of the votes cast on the proposal, provided that the total votes cast represent a majority of all shares entitled to vote on the matter. For these purposes, an abstention or broker non-vote will not be treated as a vote cast. The officers and directors of the Company intend to vote their shares for approval of the 1996 Plan.

          The Board of Directors recommends that you vote FOR approval of the 1996 Plan.

                              INDEPENDENT AUDITORS

          The Board of Directors has selected Ernst & Young, independent auditors, to audit the accounts of the Company for the fiscal year ending December 31, 1996.

          It is anticipated that representatives of Ernst & Young, which has acted as the independent auditors for the Company since the Company's organization, will be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so and to respond to any appropriate inquiries of the shareholders or their representatives.

                            EXPENSES OF SOLICITATION

          The Company will pay the cost of soliciting Proxies. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and its affiliates may solicit the return of Proxies by telephone, telegram, personal interview or otherwise. The Company may also reimburse brokerage firms and other persons representing the beneficial owners of the Company's stock for their reasonable expenses in forwarding proxy solicitation materials to such beneficial owners. Shareholder Communications Corporation, New York, New York may be retained to assist the Company in the solicitation of Proxies, for which Shareholder Communications Corporation would receive normal and customary fees and expenses from the Company.

                 DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR
              PRESENTATION AT 1997 ANNUAL MEETING OF SHAREHOLDERS

          Any proposal that a shareholder wishes to submit for consideration for inclusion in the Company's Proxy Statement for the 1997 Annual Meeting of Shareholders must be received by the Company no later than June 1, 1997. Shareholder proposals should be addressed to: Sarah Hass, Secretary, Public Storage, Inc., 701 Western Avenue, Suite 200, Glendale, California 91201-2397.

                                 OTHER MATTERS

          The management of the Company does not intend to bring any other matter before the meeting and knows of no other matters that are likely to come before the meeting. If any other matters properly come before the meeting, the persons named in the accompanying Proxy will vote the shares represented by the Proxy in accordance with their best judgment on such matters.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, filed by the Company pursuant to Section 13 of the Exchange Act (File No. 1-8389), are incorporated by reference: (i) the Annual Report on Form 10-K for the year ended December 31, 1995, as amended by a Form 10-K/A dated April 29, 1996, a Form 10-K/A dated May 14, 1996 and a Form 10-K/A dated May 15, 1996, (ii) the Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996 and (iii) the Current Report on Form 8-K dated January 22, 1996. The Company will furnish, without charge, upon written or oral request of any shareholder to whom a copy of this Proxy Statement is delivered, by first class mail within one business day of receipt of such request, a copy of any and all information described above (not including exhibits). Requests should be addressed to: Sarah Hass, Secretary, Public Storage, Inc., 701 Western Avenue, Suite 200, Glendale, California 91201-2397.

          You are urged to vote the accompanying Proxy and sign, date and return it in the enclosed stamped envelope at your earliest convenience, whether or not you currently plan to attend the meeting in person.


                                  By Order of the Board of Directors



                                      SARAH HASS, Secretary

Glendale, California


August 30, 1996

                                                                       EXHIBIT A


                               Proposed Amendment
                                       to
                           Articles of Incorporation


          Set forth below are proposed amendments that would amend Article III of the Company's Articles of Incorporation. Article III of the Company's Articles of Incorporation would read in its entirety as set forth below. The language proposed to be amended or added is indicated by underlinings.

                                      III

          (a) This corporation is authorized to issue only four classes of
                                                           ----
shares to be designated respectively "Preferred Stock," "Common Stock, "Class B Common Stock" and "Equity Stock" and referred to herein either as Preferred
              ------------------
Stock or Preferred shares, Common Stock or Common shares, Class B Common Stock or Class B Common shares or Equity Stock or Equity shares. The total number of
                         ---------------------------------
shares which this corporation is authorized to issue is Four Hundred Fifty-Seven
                                                        ----
Million (457,000,000); the number of Preferred shares shall be Fifty Million
         -
(50,000,000) of the par value of One Cent ($.01) each, the number of Common shares shall be Two Hundred Million (200,000,000) of the par value of Ten Cents ($.10) each, the number of Class B Common shares shall be Seven Million (7,000,000) of the par value of Ten Cents ($.10) each and the number of Equity
                                                      ------------------------
shares shall be Two Hundred Million (200,000,000) of the par value of One Cent
- ------------------------------------------------------------------------------
($.01) each.
- ------------

          (b) The Preferred shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights granted to or imposed upon any wholly unissued series of Preferred shares including the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and the liquidation preference, and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          (c) (1) Subject to any preference with respect to the Preferred shares or the Equity shares and the provisions of this subparagraph (c)(1), the Common
- --------------------
shares and the Class B Common shares shall be entitled to distributions out of funds legally available therefor, when, as and if declared by the Board of Directors. The Class B Common shares shall not be entitled to participate in distributions until the later to occur of (i) "funds from operations per Common Share" (as defined below) aggregating $1.80 during any four consecutive calendar quarters or (ii) January 1, 2000; thereafter, the Class B Common shares will participate in distributions (other than liquidating distributions) at the rate of 97% of the per share distributions on the Common shares, provided that cumulative distributions from September 30, 1995 at the rate of at least $.22 per share per quarter (subject to appropriate adjustment for stock splits, reverse stock splits and stock dividends) have been paid on the Common shares.

              (2) In the event of any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, subject to any preference with respect to the

Preferred shares or the Equity shares, the entire assets of this corporation
                 --------------------
available for distribution to shareholders shall be distributed ratably among the Common shares. The Class B Common shares shall not be entitled to any distributions in respect of a liquidation, dissolution or winding up of this corporation.

              (3) The Class B Common shares shall not have any voting powers either general or special, except as required by law.

              (4) (i) The Class B Common shares shall automatically convert into and become an equal number of Common shares upon the later to occur (A) funds from operations per Common Share (as defined below) aggregating $3.00 during any four consecutive calendar quarters or (B) January 1, 2003.

                  (ii) As used above:

                       (A) Funds from operations ("FFO") means net income (loss)
               (computed in accordance with generally accepted accounting principles) before (1) gain (loss) on early extinguishment of debt, (2) minority interest in income and (3) gain (loss) on disposition of real estate, adjusted as follows: (1) plus depreciation and amortization (including this corporation's pro rata share of depreciation and amortization of unconsolidated equity interests and amortization of assets acquired in the merger of Public Storage Management, Inc. into this corporation) and (2) less FFO attributable to minority interest.

                       (B) FFO per Common Share means FFO less preferred stock
               dividends (other than dividends on convertible preferred stock) divided by the number of outstanding weighted average shares of Common Stock (assuming conversion of all outstanding convertible securities and the Class B Common shares).

                 (iii) If this corporation subdivides or combines its outstanding shares of Common Stock into a greater or smaller number of shares, or sets a record date for the purpose of entitling the holders of its Common Stock to receive a dividend or other distribution payable in Common Stock, then in each case, the then outstanding Class B Common Stock shall be treated equally and shall, as appropriate, (A) be subdivided or combined in the same proportion as the Common Stock is subdivided or combined or (B) receive the same proportionate dividend or distribution payable, respectively, in shares of Class B Common Stock as paid or issued with respect to the Common Stock.

                  (iv) This corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon the conversion of all the then outstanding Class B Common Stock and shall take all such action and obtain all permits or orders that may be necessary to enable this corporation lawfully to issue Common Stock upon the conversion of the Class B Common Stock.

          (d) The Equity shares may be issued from time to time in one or more
              ----------------------------------------------------------------
series.  The Board of Directors is authorized to fix the number of shares of any
- --------------------------------------------------------------------------------
series of Equity shares and to determine the designation of any such series.
- -----------------------------------------------------------------------------
The Board of Directors is also authorized to determine or alter the rights
- --------------------------------------------------------------------------
granted to or imposed upon any wholly unissued series of Equity shares including
- --------------------------------------------------------------------------------
the dividend rights, dividend rate, conversion rights, voting rights, rights and
- --------------------------------------------------------------------------------
terms of redemption (including sinking fund provisions), the redemption price or
- --------------------------------------------------------------------------------
prices and the liquidation rights, and, within the limits and restrictions
- --------------------------------------------------------------------------
stated in any resolution or resolutions of the Board of Directors originally
- ----------------------------------------------------------------------------
fixing the number of shares constituting any series, to increase or decrease
- ----------------------------------------------------------------------------
(but not below the number of shares then outstanding) the number of shares of
- -----------------------------------------------------------------------------
any such series subsequent to the
- ---------------------------------
issue of shares of that series. In case the number of shares of any series shall
- --------------------------------------------------------------------------------
be so decreased, the shares constituting such decrease shall resume the status
- ------------------------------------------------------------------------------
which they had prior to the adoption of the resolution originally fixing the
- ----------------------------------------------------------------------------
number of shares of such series. The dividend and liquidation rights of the
- ---------------------------------------------------------------------------
Equity shares shall be junior to the Preferred shares and may be senior to,
- --------------------------------------------------------------------------
junior to, or pari passu with, the Common shares or Class B Common shares.
- -------------------------------------------------------------------------

                                                                       EXHIBIT B

                              PUBLIC STORAGE, INC.

                      1996 STOCK OPTION AND INCENTIVE PLAN

    Public Storage, Inc., a California corporation (the "Company"), sets forth herein the terms of its 1996 Stock Option and Incentive Plan (the "Plan") as follows:

    1.   PURPOSE

    The Plan is intended to enhance the Company's ability to attract and retain highly qualified officers, key employees, outside directors, and other persons to advance the interests of the Company by providing such persons with stronger incentives to continue to serve the Company and its affiliates (as defined herein) and to expend maximum effort to improve the business results and earnings of the Company. The Plan is intended to accomplish this objective by providing to eligible persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, restricted stock and restricted stock units in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors shall in all cases be non-qualified stock options.

    2.   DEFINITIONS

    For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

    2.1 "affiliate" of, or person "affiliated" with, a person means any company or other trade or business that controls, is controlled by or is under common control with such person within the meaning of Rule 405 of Regulation C under the 1933 Act (as defined herein).

    2.2 "Award Agreement" means the stock option agreement, restricted stock agreement, restricted stock unit agreement or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

    2.3 "Benefit Arrangement" shall have the meaning set forth in Section 14 hereof.

    2.4  "Board" means the Board of Directors of the Company.

    2.5 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

    2.6 "Committee" means a Committee of, and designated from time to time by resolution of, the Board, which shall consist of no fewer than two members of the Board, none of whom shall be an officer or other salaried employee of the Company or any affiliate, and each of whom shall qualify in all respects as a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act or any successor rule or regulation. Commencing on the Effective Date, and until such time as the Board shall determine otherwise, the Committee shall be the Audit Committee of the Board.

    2.7  "Company" means Public Storage, Inc.

    2.8 "Effective Date" means August 13, 1996, the date on which the Plan was adopted by the Board.

    2.9 "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

    2.10 "Fair Market Value" means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the Nasdaq National Market, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Committee in good faith.

    2.11 "Grant" means an award of an Option, Restricted Stock or Restricted Stock Units under the Plan.

    2.12 "Grant Date" means (a) for Grants other than Grants to Outside Directors, the later of (i) the date as of which the Committee approves the Grant or (ii) the date as of which the Grantee and the Company or Service Provider enter into the relationship resulting in the Grantee's becoming eligible to receive a Grant, and (b) for Grants to Outside Directors, the date on which such Grant is made in accordance with Section 7 hereof.

    2.13 "Grantee" means a person who receives or holds an Option, Restricted Stock or Restricted Stock Units under the Plan.

    2.14 "Incentive Stock Option" means an "incentive stock option" within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

    2.15 "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.

    2.16 "Option Period" means the period during which Options may be exercised as set forth in Section 11 hereof.

    2.17 "Option Price" means the purchase price for each share of Stock subject to an Option.

    2.18 "Other Agreement" shall have the meaning set forth in Section 14 hereof.

    2.19 "Outside Director" means a member of the Board who is not an officer or employee of the Company.

    2.20 "Plan" means the Public Storage, Inc. 1996 Stock Option and Incentive Plan.

    2.21 "Reporting Person" means a person who is required to file reports under
Section 16(a) of the Exchange Act.

    2.22 "Restricted Period" means the period during which Restricted Stock or Restricted Stock Units are subject to restrictions or conditions pursuant to
Section 13.2 hereof.

    2.23 "Restricted Stock" means shares of Stock, awarded to a Grantee pursuant to Section 13 hereof, that are subject to restrictions and to a risk of forfeiture.

    2.24 "Restricted Stock Unit" means a unit awarded to a Grantee pursuant to
Section 13 hereof, which represents a conditional right to receive a share of Stock in the future, and which is subject to restrictions and to a risk of forfeiture.

    2.25 "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

    2.26 "Service Provider" means a consultant or adviser to the Company, a manager of the Company's properties or affairs, or other similar service provider or affiliate of the Company, and employees of any of the foregoing, as such persons may be designated from time to time by the Committee pursuant to
Section 6 hereof.

    2.27 "Stock" means the common stock, par value $0.10 per share, of the Company.

    2.28 "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 425(f) of the Code.

    2.29 "Termination Date" shall be the date upon which an Option shall terminate or expire, as set forth in Section 11.2 hereof.

    3.   ADMINISTRATION OF THE PLAN

    3.1  General.  The Plan shall be administered by the Committee.  The Board
         -------
may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Company's articles of incorporation and by-laws and applicable law; provided, however, that each member of the Committee
                         -----------------
shall at all times qualify in all respects as a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act or any successor rule or regulation.

    3.2  Plenary Authority of the Committee.   Subject to Section 3.4 hereof,
         ----------------------------------
the Committee shall have such powers and authorities related to the administration of the Plan as are consistent with the Company's articles of incorporation and by-laws and applicable law. The Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Committee present at a meeting or by unanimous consent of the Committee executed in writing in accordance with the Company's articles of incorporation and by-laws and applicable law. The interpretation and construction by the Committee of any provision of the Plan, any Grant or any Award Agreement shall be final and conclusive.

    3.3  Discretionary Grants.  Subject to Section 3.4 hereof and to the other
         --------------------
terms and conditions of the Plan, the Committee shall have full and final authority to designate Grantees, (i) to determine the type or types of Grant to be made to a Grantee, (ii) to determine the number of shares of Stock to be subject to a Grant, (iii) to establish the terms and conditions of each Grant (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options), (iv) to prescribe the form of each Award Agreement evidencing a Grant, and (v) to amend, modify, or supplement the terms of any outstanding Grant. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. As a condition to any subsequent Grant, the Committee shall have the right, at its discretion, to require Grantees to return to the Company Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such new Grant shall be upon such terms and conditions as are specified by the Committee at the time the new Grant is made.

    3.4  Grants to Outside Directors.  With respect to Grants of Options to
         ----------------------------
Outside Directors pursuant to Section 7 hereof, the Committee's responsibilities under the Plan shall be limited to taking all legal actions necessary to document the Options so granted, to interpret the Award Agreements evidencing such Options, to maintain appropriate records and reports regarding such Options, and to take all acts authorized by this Plan or otherwise reasonably necessary to effect the purposes hereof.

    3.5  No Liability.  No member of the Board or of the Committee shall be
         ------------
liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

    3.6  Applicability of Rule 16b-3.  Those provisions of the Plan that make
         ---------------------------
express reference to Rule 16b-3 under the Exchange Act shall apply only to Reporting Persons.

    4.   STOCK SUBJECT TO THE PLAN

    Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be 3,850,000. Stock issued or to be issued under the Plan shall be authorized but unissued shares. If any shares covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan.

    5.   EFFECTIVE DATE AND TERM OF THE PLAN

    5.1  Effective Date.  The Plan shall be effective as of the Effective Date,
         --------------
subject to approval of the Plan within one year of the Effective Date, by a majority of the votes cast on the proposal at a meeting of shareholders, provided that the total votes cast represent a majority of all shares entitled to vote. Upon approval of the Plan by the shareholders of the Company as set forth above, all Grants made under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date. If the shareholders fail to approve the Plan within one year after the Effective Date, any Grants made hereunder shall be null and void and of no effect.

    5.2  Term.  The Plan has no termination date; however, no Incentive Stock
         ----
Option may be granted on or after the tenth anniversary of the Effective Date.

    6.   DISCRETIONARY GRANTS

    6.1  Company or Subsidiary Employees.  Grants (including Grants of Incentive
         -------------------------------
Stock Options) may be made under the Plan to any employee of the Company or of any Subsidiary, including any such employee who is an officer or director of the Company or of any Subsidiary, as the Committee shall determine and designate from time to time.

    6.2  Service Providers.  Grants may be made under the Plan to any Service
         -----------------
Provider whose participation in the Plan is determined by the Committee to be in the best interests of the Company and is so designated by the Committee;

provided, however, that Grants to Service Providers who are not employees of the
- --------
Company or of any Subsidiary shall not be Incentive Stock Options.

    6.3  Successive Grants.  An eligible person may receive more than one Grant,
         -----------------
subject to such restrictions as are provided herein.

    7.   GRANTS TO OUTSIDE DIRECTORS

    7.1  Initial Grants of Options.  Each Outside Director who is initially
         -------------------------
elected to the Board on or after the Effective Date shall, upon the date of his or her initial election by the Board or the shareholders of the Company, automatically be awarded a Grant of an Option, which shall not be an Incentive Stock Option, to purchase 15,000 shares of Stock (which amount shall be subject to adjustment as provided in Section 17 hereof).

    7.2  Subsequent Grants of Options.  Immediately following each Annual
         ----------------------------
Meeting of Shareholders of the Company held after the Effective Date, each Outside Director then duly elected and serving (other than an Outside Director initially elected to the Board at such Annual Meeting of Shareholders) shall automatically be awarded a Grant of an Option, which shall not be an Incentive Stock Option, to purchase 2,500 shares of Stock (which amount shall be subject to adjustment as provided in Section 17 hereof); provided, however, that no
                                                 -----------------
Outside Director shall be eligible to receive a Grant of Options under this
Section 7.2 unless such person attended, in person or by telephone, at least seventy-five percent of the meetings held by the Board during the immediately preceding calendar year (or such portion thereof during which the Outside Director served on the Board).

    8.   LIMITATIONS ON GRANTS

    8.1  Limitation on Shares of Stock Subject to Grants.  The maximum number of
         ------------------------------------------------
shares of Stock subject to Options that can be awarded under the Plan to any person eligible for a Grant under Section 6 hereof is 2,500,000 during the first ten years after the Effective Date and 250,000 per year thereafter. The maximum number of shares of Restricted Stock that can be awarded under the Plan (including for this purpose any shares of Stock represented by Restricted Stock Units) to any person eligible for a Grant under Section 6 hereof is 250,000 per year.

    8.2  Limitations on Incentive Stock Options.  An Option shall constitute an
         ---------------------------------------
Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee's employer and its affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

    9.   AWARD AGREEMENT

    Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, to be executed by the Company and by the Grantee, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options.

    10.  OPTION PRICE

    The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. The Option Price shall be the aggregate Fair Market Value on the Grant Date of the shares of Stock subject to the Option; provided, however, that in the event that a Grantee would otherwise
            --------  -------
be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the Company's outstanding Stock), the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than the greater of the par value of a share of Stock or 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

    11.  VESTING, TERM AND EXERCISE OF OPTIONS

    11.1 Vesting and Option Period.  Each Option granted under the Plan shall
         -------------------------
become exercisable in accordance with the following schedule: (i) prior to the first anniversary of the Grant Date, the Option shall not be exercisable; (ii) on the first anniversary of the Grant Date, the Option shall become exercisable with respect to one-third of the shares of Stock subject to such Option; (iii) on the second anniversary of the Grant Date, the Option shall become exercisable with respect to an additional one-third of the shares of Stock subject to such Option and (iv) on the third anniversary of the Grant Date, the Option shall become exercisable with respect to the remaining shares of Stock subject to such Option and shall remain exercisable in full up to (but not including) the Termination Date (as defined in Section 11.2 hereof). For purposes of this
Section 11.1, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The period during which any Option shall be exercisable in accordance with the foregoing schedule shall constitute the "Option Period" with respect to such Option.

    11.2 Term.  Each Option granted under the Plan shall terminate, and all
         ----
rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option (the "Termination Date"); provided, however, that in the event that the Grantee would
                     --------  -------
otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the outstanding Stock), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

    11.3 Acceleration.  Any limitation on the exercise of an Option contained in
         ------------
any Award Agreement may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provision of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the shareholders of the Company as provided in Section 5.1 hereof.

    11.4 Termination of Employment or Other Relationship.  Upon the termination
         -----------------------------------------------
(i) of the employment of a Grantee with the Company or a Service Provider, (ii) of a Service Provider's relationship with the Company, or (iii) of an Outside Director's service to the Company, other than, in the case of individuals, by reason of death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section 11.1 hereof shall terminate immediately, and any Option or portion thereof that has vested in accordance with the provisions of Section 11.1 hereof but has not been exercised shall terminate at the close of business on the thirtieth day following the Grantee's termination of service, employment, or other relationship, unless the Committee, in its discretion, extends the period during which the Option may be exercised (which period may not be extended beyond the original term of the Option). Upon termination of an Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof. Whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company or any other Service Provider, or is engaged as a Service Provider or an Outside Director of the Company. Whether a termination of a Service Provider's or an Outside Director's relationship with the Company shall have occurred shall be determined by the Committee, which determination shall be final and conclusive.

    11.5 Rights in the Event of Death.  If a Grantee dies while employed by the
         ----------------------------
Company or a Service Provider, or while serving as a Service Provider or an Outside Director, all Options granted to such Grantee shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee's estate shall have the right, at any time within one year after the date of such Grantee's death (or such longer period as the Committee, in its discretion, may determine prior to the expiration of such one-year period) and prior to termination of the Option pursuant to Section 11.2 above, to exercise any Option held by such Grantee at the date of such Grantee's death.

    11.6 Rights in the Event of Disability.  If a Grantee terminates employment
         ---------------------------------
with the Company or a Service Provider, or (if the Grantee is a Service Provider who is an individual or is an Outside Director) ceases to provide services to the Company, in either case by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee's Options shall continue to vest, and shall be exercisable to the extent that they are vested, for a period of one year after such termination of employment or service (or such longer period as the Committee, in its discretion, may determine prior to the expiration of such one-year period), subject to earlier termination of the Option as provided in Section 11.2 above. Whether a termination of employment or service is to be considered by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

    11.7 Limitations on Exercise of Option.  Notwithstanding any other provision
         ---------------------------------
of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company as provided herein, or after ten years following the date upon which the Option is granted, or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

    11.8 Method of Exercise.  An Option that is exercisable may be exercised by
         ------------------
the Grantee's delivery to the Company of written notice of exercise on any business day, at the Company's principal office, addressed to the attention of the Committee. Such notice shall specify the number of shares of

Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in (i) and
(ii). The Committee may provide, by inclusion of appropriate language in an Award Agreement, that payment in full of the Option Price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company may in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in
Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

    11.9 Delivery of Stock Certificates.  Promptly after the exercise of an
         ------------------------------
Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

    12.  TRANSFERABILITY OF OPTIONS

    Each Option granted pursuant to this Plan shall, during a Grantee's lifetime, be exercisable only by the Grantee or his or her permitted transferees, and neither the Option nor any right thereunder shall be transferable by the Grantee, by operation of law or otherwise, other than as may be provided in the Award Agreement evidencing such Option or as may be provided by will or the laws of descent and distribution. Except as may be provided in the Award Agreement evidencing an Option, no Option shall be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes.

    13.  RESTRICTED STOCK

    13.1 Grant of Restricted Stock or Restricted Stock Units.  The Committee may
         ---------------------------------------------------
from time to time grant Restricted Stock or Restricted Stock Units to persons eligible to receive such Grants as set forth in Section 6 hereof, subject to such restrictions, conditions and other terms as the Committee may determine.

    13.2 Restrictions.  At the time a Grant of Restricted Stock or Restricted
         ------------
Stock Units is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such Restricted Stock or Restricted Stock Units. Each Grant of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a Grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Such performance objectives shall be established in writing by the Committee prior to the ninetieth day of the year in which the Grant is made and while the outcome is substantially uncertain. Performance objectives shall be based on Stock price, market share, sales, earnings per share, return on equity or costs. Performance objectives may include positive results, maintaining the status quo or limiting economic losses. The Committee also may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of the Restricted Stock or Restricted Stock Units. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Restricted Stock Units.

    13.3 Restricted Stock Certificates.  The Company shall issue, in the name of
         -----------------------------
each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Secretary of the Company shall hold such certificates for the Grantee's benefit until such time as the Restricted Stock is forfeited to the Company, or the restrictions lapse.

    13.4 Rights of Holders of Restricted Stock.  Unless the Committee otherwise
         -------------------------------------
provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

    13.5 Rights of Holders of Restricted Stock Units.  Unless the Committee
         -------------------------------------------
otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Agreement evidencing a Grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company's payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

    13.6 Termination of Employment or Other Relationship.  Upon the termination
         -----------------------------------------------
of the employment of a Grantee with the Company or a Service Provider, or of a Service Provider's relationship with the Company, in either case other than, in the case of individuals, by reason of death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), any Restricted Stock or Restricted Stock Units held by such Grantee that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Committee, in its discretion, determines otherwise. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units. Whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company or any other Service Provider, or is engaged as a Service Provider. Whether a termination of a Service Provider's relationship with the

Company shall have occurred shall be determined by the Committee, which determination shall be final and conclusive.

    13.7 Rights in the Event of Death.  If a Grantee dies while employed by the
         ----------------------------
Company or a Service Provider or while serving as a Service Provider, all Restricted Stock or Restricted Stock Units granted to such Grantee shall fully vest on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee's estate.

    13.8 Rights in the Event of Disability.  If a Grantee terminates employment
         ---------------------------------
with the Company or a Service Provider, or (if the Grantee is a Service Provider who is an individual) ceases to provide services to the Company, in either case by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee's Restricted Stock or Restricted Stock Units shall continue to vest in accordance with the applicable Award Agreement for a period of one year after such termination of employment or service (or such longer period as the Committee, in its discretion, may determine prior to the expiration of such one-year period), subject to the earlier forfeiture of such Restricted Stock or Restricted Stock Units in accordance with the terms of the applicable Award Agreement. Whether a termination of employment or service is to be considered by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

    13.9 Delivery of Stock and Payment Therefor.  Upon the expiration or
         --------------------------------------
termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units shall lapse, and, upon payment by the Grantee to the Company, in cash or by check, of the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

    14.  PARACHUTE LIMITATIONS

    Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Subsidiary, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a "Benefit Arrangement"), if the Grantee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Restricted Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested
(i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of
                                               ---
receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause
(ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

    15.  REQUIREMENTS OF LAW

    15.1 General.  The Company shall not be required to sell or issue any shares
         -------
of Stock under any Grant if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Restricted Stock or Stock underlying Restricted Stock Units, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

    15.2 Rule 16b-3.  It is the intent of the Company that Grants pursuant to
         ----------
the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

    16.  AMENDMENT AND TERMINATION OF THE PLAN

    The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Grants have not been made; provided, however, that the Board shall not, without approval of the
      --------  -------
Company's shareholders, amend the Plan such that it does not comply with the Code. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of the Grantee taking actions in "competition with the Company," as defined in the applicable Award Agreement. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an affiliate and is terminated "for cause" as defined in the applicable Award Agreement. Except as permitted under this Section 16 or
Section 17 hereof, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

    17.  EFFECT OF CHANGES IN CAPITALIZATION

    17.1 Changes in Stock.  If the number of outstanding shares of Stock is
         ----------------
increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which Grants of Options, Restricted Stock and Restricted Stock Units may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

    17.2 Reorganization in Which the Company Is the Surviving Entity and in
         ------------------------------------------------------------------
Which No Change of Control Occurs.  Subject to Section 17.3 hereof, if the
- ---------------------------------
Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing a Grant of Restricted Stock, any restrictions applicable to such Restricted Stock shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

    17.3 Reorganization, Sale of Assets or Sale of Stock Which Involves a Change
         -----------------------------------------------------------------------
of Control.  Upon the dissolution or liquidation of the Company or upon a
- -----------
merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of substantially all of the assets of the Company to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving entity) approved by the Board that results in any person or entity (or person or entities acting as a group or otherwise in concert, other than B. Wayne Hughes and members of his family and their affiliates) owning fifty percent or more of the combined voting power of all classes of securities of the Company, (i) all outstanding shares of Restricted Stock and Restricted Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock and Restricted Stock Units shall be deemed to have lapsed, immediately prior to the occurrence of such event, and (ii) all Options outstanding hereunder shall become immediately exercisable for a period of fifteen days immediately prior to the scheduled consummation of the event. Any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event. Upon consummation of any such event, the Plan and all outstanding but unexercised Options shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan or the assumption of such Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor Company, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. The Committee shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders.

    17.4 Adjustments.  Adjustments under this Section 17 related to shares of
         -----------
Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

    17.5 No Limitations on Company.  The making of Grants pursuant to the Plan
         -------------------------
shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

    18.  DISCLAIMER OF RIGHTS

    No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any Service Provider either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or a Service Provider. No provision in the Plan or in any Grant awarded or Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the service of the Company as a director (including as an Outside Director), or shall interfere with or restrict in any way the rights of the Company's shareholders to remove any director pursuant to the provisions of the California General Corporation Law, as from time to time amended. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Grant awarded under the Plan shall be affected by any change of duties or position of the Optionee (including a transfer to or from the Company or a Service Provider), so long as such Grantee continues to be a director, officer, consultant, employee, or independent contractor (as the case may be) of the Company or a Service Provider. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a shareholder with respect to the shares of Stock subject to an Option except to the extent the certificates for such shares of Stock shall have been issued upon the exercise of the Option.

    19.  NONEXCLUSIVITY OF THE PLAN

    Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

    20.  WITHHOLDING TAXES

    The Company, a Subsidiary or a Service Provider, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or Restricted Stock Units or upon the issuance of any shares of Stock upon the exercise of an Option. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company, the Subsidiary or the Service Provider, as the case may be, any amount that the Company, the Subsidiary or the Service Provider may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company, the Subsidiary or the Service Provider, which may be withheld by the Company, the Subsidiary or the Service Provider, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company, the Subsidiary or the Service Provider to withhold shares of Stock otherwise issuable pursuant to the Grantee or (ii) by delivering to the Company, the Subsidiary or the Service Provider shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company, the Subsidiary or the Service Provider as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 20 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

    21.  CAPTIONS

    The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

    22.  OTHER PROVISIONS

    Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

    23.  NUMBER AND GENDER

    With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

    24.  SEVERABILITY

    If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

    25.  GOVERNING LAW

    The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of California.

                                  *    *    *

    The Plan was duly adopted and approved by the Board of Directors of the Company as of the 13th day of August, 1996.


                                 /s/ SARAH HASS
                                ------------------------
                               Sarah Hass
                               Secretary of the Company


    The Plan was duly approved by the shareholders of the Company on the ________ day of ______________, 1996.




                                ------------------------
                                Sarah Hass
                                Secretary of the Company

                              PUBLIC STORAGE, INC.

                         701 Western Avenue, Suite 200
                        Glendale, California 91201-2397


          This Proxy is Solicited on Behalf of the Board of Directors

          The undersigned hereby appoints B. Wayne Hughes and Harvey Lenkin, or either of them, with power of substitution, as Proxies, to appear and vote, as designated below, all the shares of Common Stock of Public Storage, Inc. held of record by the undersigned on August 26, 1996, at the Annual Meeting of Shareholders to be held on October 7, 1996, and any adjournments thereof.

          In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE AND IN FAVOR OF ITEMS 2 AND 3.

    CONTINUED AND TO BE SIGNED ON REVERSE SIDE                   SEE REVERSE
                                                                     SIDE
                                                            --------------------


 X  Please mark votes as in this example.
- ---

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE TO THE FIRST NATIONAL BANK OF BOSTON, SHAREHOLDER SERVICES DIVISION, P.O. BOX 1439, BOSTON, MA 02105-1439

1.  ELECTION OF DIRECTORS

Nominees: B. Wayne Hughes, Harvey Lenkin, Robert J. Abernethy, Dann V. Angeloff, William C. Baker and Uri P. Harkham.

      FOR                   WITHHELD
      ALL                   FROM ALL
      NOMINEES              NOMINEES
 ---                   ---

- --------------------------------------
For all nominees except as noted above

2. Approval of Amendment to the Articles of Incorporation in the form of Exhibit A to the accompanying Proxy Statement to authorize 200,000,000 shares of Equity Stock.

       FOR      AGAINST      ABSTAIN
  ---      ---           ---

3. Approval of adoption of 1996 Stock Option and Incentive Plan in the form of Exhibit B to the accompanying Proxy Statement.

       FOR      AGAINST      ABSTAIN
  ---      ---           ---

4. Other matters: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                    MARK HERE FOR
                    ADDRESS CHANGE
                    AND NOTE AT LEFT
                                      -----

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated August 30, 1996.

Please sign exactly as your name appears. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.


Signature:                        Date
           ------------------          -------

Signature:                        Date
           ------------------          -------

                                                                     APPENDIX A

                         Report of Independent Auditors
                         ------------------------------



The Board of Directors and Shareholders
Public Storage, Inc.


We have audited the accompanying consolidated balance sheets of Public Storage, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. Our audits also included the financial statement schedules listed in the Index at Item 14 (a). These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Public Storage, Inc. at December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



                                                               ERNST & YOUNG LLP
Los Angeles, California

February 26, 1996